                                                                   EXHIBIT 10.13


                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT



                                BY AND BETWEEN

                                   ASTRA AB
                                      AND
                         CENTAUR PHARMACEUTICALS, INC.
                              DATED JUNE 26, 1995
























--------------------------------------------------------------------------------
[*] - Confidential treatment is being sought with respect to this portion of this agreement. This portion has been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

1.    DEFINITIONS................................................   -2-
2.    GRANT......................................................   -7-
2.1   License Grant to ASTRA - ASTRA License.....................   -7-
(a)   Exclusive License..........................................   -8-
(b)   Co-Exclusive License.......................................   -8-
2.2   ASTRA Affiliates...........................................   -8-
2.3   License Grant to CENTAUR - CENTAUR Grant...................   -8-
2.4   CENTAUR Co-Promote Rights..................................   -8-
2.5   Oklahoma/Kentucky License..................................   -9-
2.6   Access to CENTAUR Technology...............................   -9-
3.    STEERING COMMITTEE AND DAY TO DAY
      MANAGEMENT OF THE PROJECT WORK.............................   -9-
3.1   Formation of Steering Committee............................   -9-
3.2   Meetings of the Steering Committee.........................   -9-
3.3   Steering Committee Review of Project Work..................   -9-
3.4   Steering Committee - Dispute Resolution....................  -10-
3.5   Project Groups.............................................  -10-
3.6   Third Persons..............................................  -10-
4.    RESEARCH WORK..............................................  -10-
4.1   Commencement and Completion of Research Work...............  -10-
4.2   R&D Plans..................................................  -10-
4.3   R&D Period.................................................  -11-
5.    FUNDING OF RESEARCH WORK...................................  -11-
5.1   Budgets....................................................  -11-
5.2   CENTAUR FTE................................................  -11-
5.3   ASTRA Payments of Annual Funding/Out-Of-Pocket
      Research Costs.............................................  -11-
5.4   Funding of R&D Periods - Annual Maximum....................  -12-
5.5   CENTAUR's Records..........................................  -12-
6.    DEVELOPMENT WORK...........................................  -12-
6.1   Development Work - ASTRA...................................  -12-
6.2   Development Work - CENTAUR.................................  -12-
6.3   Regulatory Approvals.......................................  -12-
6.4   Development of Licensed Product - Major Markets............  -13-
(a)   NDA Approval...............................................  -13-
(b)   First Commercial Sale......................................  -13-
6.5   Development of Licensed Product - Other Than
      Major Markets..............................................  -13-
6.6   ASTRA Non-Compliance.......................................  -13-
6.7   Notification of Development Work...........................  -14-
7.    REMUNERATION TO CENTAUR....................................  -14-

7.1   Total Compensation to CENTAUR..............................  -14-
7.2   Payments...................................................  -14-
(a)   Effective Date.............................................  -14-
(b)   Selection of First CD of SP................................  -14-
(c)   Selection of First CD of AP................................  -14-
(d)   First SP IND in U.S........................................  -15-
(e)   First SP IND in EC Major Market or Japan...................  -15-
(f)   First AP IND in U.S........................................  -15-
(g)   First AP IND in EC Major Market or Japan...................  -15-
(h)   First SP Phase III Trial in U.S............................  -15-
(i)   First AP Phase III Trial in EC Major Markets or Japan......  -15-
(j)   First AP Phase III Trial in U.S............................  -15-
(k)   First AP Phase III Trial in EC Major Markets or Japan......  -15-
(l)   First SP NDA Filing in U.S.................................  -15-
(m)   First SP NDA Filing in EC Major Market or Japan............  -16-
(n)   First AP NDA Filing in U.S.................................  -16-
(o)   First AP NDA Filing in EC Major Market or Japan............  -16-
(p)   First SP NDA Approval in U.S...............................  -16-
(q)   First SP NDA Approval in EC Major Market or Japan..........  -16-
(r)   First AP NDA Approval in U.S...............................  -16-
(s)   First AP NDA Approval in EC Major Market or Japan..........  -16-
7.3   Net Sales Royalty..........................................  -16-
(a)   Countries Where CENTAUR Patents are Effective..............  -16-
(b)   Countries Where CENTAUR Patents Inapplicable...............  -17-
7.4   CENTAUR Default/Bankruptcy.................................  -17-
7.5   Termination of CENTAUR Royalty - ASTRA Paid Up License.....  -17-
7.6   Third Party Royalties on Sales of Licensed Product.........  -17-
7.7   Computation and Payment of Royalty to CENTAUR..............  -17-
7.8   ASTRA Records..............................................  -18-
7.9   CENTAUR Audit..............................................  -18-
8.    OPTION TO CO-PROMOTE IN THE U.S............................  -18-
8.1   Notification to Co-Promote.................................  -18-
8.2   Election of Co-Promotion Rights............................  -18-
(a)   Co-Promote Market Plan.....................................  -18-
(b)   CENTAUR Medical Representatives............................  -19-
(c)   Co-Promote Profits.........................................  -19-
8.3   Co-Promote Term............................................  -20-
9.    EXCHANGE OF INFORMATION....................................  -20-
9.1   Communication of Information...............................  -20-
10.   REPRESENTATIONS AND WARRANTIES.............................  -20-
10.1  General Representations....................................  -20-

(a)   Duly Organized.............................................  -20-
(b)   Due Execution..............................................  -20-
(c)   No Third Party Approval....................................  -21-
(d)   Binding Agreement..........................................  -21-
(e)   Governmental Status........................................  -21-
(f)   Full Disclosure............................................  -21-
10.2  CENTAUR Representations....................................  -21-
11.   PUBLICATIONS...............................................  -22-
11.1  Disclosure of Know-How.....................................  -22-
11.2  Use of Other Party's Name..................................  -22-
12.   MARKETING OF LICENSED PRODUCT..............................  -22-
12.1  ASTRA's Commercialization of Licensed Product..............  -22-
12.2  Labeling...................................................  -22-
13.   INVENTION, IMPROVEMENTS AND DISCOVERIES....................  -23-
13.1  Ownership of Technology....................................  -23-
14.   PATENTS AND PATENT APPLICATIONS............................  -23-
14.1  Maintenance of CENTAUR Patents.............................  -23-
14.2  CENTAUR New Inventions Patents.............................  -23-
14.3  Joint Patents..............................................  -24-
(a)   Joint Patent - ASTRA Default or Bankruptcy.................  -24-
(b)   Joint Patent - CENTAUR Default or Bankruptcy...............  -24-
14.4  Notification With Respect to Patents.......................  -25-
14.5  CENTAUR's Election.........................................  -25-
14.6  ASTRA's Election...........................................  -25-
14.7  Minimum Patent Protection..................................  -25-
15.   PATENT INFRINGEMENTS.......................................  -26-
15.1  Notification of Alleged Patent Infringement................  -26-
15.2  Third Party Claims.........................................  -26-
15.3  Payment of Additional Third Party Royalties................  -26-
15.4  Infringement of CENTAUR Patents/Joint Patents/
      New Inventions Patents.....................................  -26-
15.5  Monetary Recovery - ASTRA Prosecution......................  -27-
15.6  Monetary Recovery - CENTAUR Prosecution....................  -27-
16.   CONFIDENTIALITY............................................  -27-
16.1  Treatment of Confidentiality...............................  -27-
16.2  Release from Restrictions..................................  -27-
17.   TRADEMARK..................................................  -28-
18.   EXCLUSIVITY AND OPTION TO EXTEND THE LICENSE...............  -28-
18.1  Restrictions...............................................  -28-
18.2  ASTRA Right of First Negotiation...........................  -28-
19.   WARRANTY DISCLAIMER........................................  -29-

19.1  Disclaimer by Parties......................................  -29-
(a)   CENTAUR Technology/Product Know-How........................  -29-
(b)   Third Party Infringement...................................  -29-
(c)   Prosecution................................................  -29-
(d)   Use of Name/Trademark......................................  -29-
(e)   CENTAUR Limitation.........................................  -29-
(f)   ASTRA Limitation...........................................  -29-
20.   TERM AND TERMINATION.......................................  -30-
20.1  Term.......................................................  -30-
20.2  Default....................................................  -30-
20.3  Insolvency or Bankruptcy...................................  -30-
20.4  Special Termination Provisions.............................  -31-
20.5  Effect of Termination of License Agreement.................  -31-
(a)   Existing Obligations.......................................  -31-
(b)   Expiration of Term or CENTAUR Default or Bankruptcy........  -31-
(c)   Expiration of Term or ASTRA Default or Breach..............  -31-
21.   MISCELLANEOUS PROVISIONS...................................  -32-
21.1  No Partnership.............................................  -32-
21.2  Assignments................................................  -32-
21.3  Force Majeure..............................................  -32-
21.4  No Trademark Rights........................................  -33-
21.5  Public Announcements.......................................  -33-
21.6  Entire Agreement of the Parties and Amendment..............  -33-
21.7  Severability...............................................  -33-
21.8  Captions...................................................  -34-
21.9  Notice and Delivery........................................  -34-
21.10 Limitation of Liability....................................  -34-
21.11 ASTRA Indemnification......................................  -34-
21.12 CENTAUR Indemnification....................................  -35-
21.13 Remedies Cumulative........................................  -35-
21.14 Governing Law..............................................  -35-
22.   RESOLUTION OF DISPUTES.....................................  -35-
22.1  General....................................................  -35-
22.2  Dispute Resolution Process.................................  -35-
(a)   Selection of Arbitrators...................................  -35-
(b)   Written Proposals..........................................  -36-
(c)   Hearing....................................................  -36-
(d)   Ruling.....................................................  -36-
22.3  Arbitration Costs..........................................  -36-
22.4  Attorneys' Fees/Costs......................................  -37-

Appendix 1 - Supply Agreement
Appendix 2 - CENTAUR Licenses
Appendix 3 - Oklahoma/Kentucky License
Appendix 4 - ASTRA Strategic Research Areas
Appendix 5 - First Amendment to CENTAUR Licenses

                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT



This Development, License and Marketing Agreement (the "LICENSE AGREEMENT"), entered into as of June 26, 1995 (the "EFFECTIVE DATE"), is made by and between

ASTRA AB, a corporation organized and existing under the laws of Sweden, S-151 85 Sodertalje, Sweden ("ASTRA")

and

CENTAUR PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, 484 Oakmead Parkway, Sunnyvale CA 94086, USA ("CENTAUR").


                                  WITNESSETH


    WHEREAS, ASTRA, through its fully owned Affiliate, Astra Arcus AB, inter alia is conducting research and development of agents for diseases of the central nervous system; and


    WHEREAS, CENTAUR has certain proprietary information comprising expertise, know-how and patents in the Field; and


    WHEREAS, the parties desire to enter into a collaborative research and development program in the Field; and


    WHEREAS, CENTAUR is willing to grant ASTRA an exclusive, worldwide right and license to commercialize Licensed Product under the CENTAUR Technology and Product Know-How, with a retained co-promotion right for CENTAUR in the United States; and


    WHEREAS, CENTAUR and ASTRA as of the Effective Date, have entered into the Supply Agreement, a copy of which is attached hereto as Appendix 1, regarding
                                                        ----------
supply of Substance to be included in Licensed Product.


    NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1.  DEFINITIONS
    -----------

As used herein, the following terms have the following meaning:

1.1 "AFFILIATE" means any company or entity which controls, is controlled by or
     ---------
    is under common control with a party to this License Agreement.  "CONTROL"
                                                                      -------
    shall mean direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors or direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The terms "ASTRA" and "CENTAUR" as used herein shall be deemed to include Affiliates of ASTRA and CENTAUR respectively.

1.2 The "ALZHEIMERS' PROJECT" or "AP" means the development of spin trapping
         -------------------      --
    agents and derivatives and compositions thereof used as free radical scavengers and/or therapeutics for the treatment of Alzheimer's disease, as specified in the R&D Plan.

1.3 "ANNUAL FUNDING" has the meaning provided in Section 5.4.
     --------------

1.4 "ARCUS" means Astra Arcus AB, S-151 85 Sodertalje, Sweden, which company is
     -----
    authorized by ASTRA to represent ASTRA in all aspects under this License Agreement.

1.5 "ASTRA LICENSE" has the meaning provided in Section 2.1.
     -------------

1.6 "BANKRUPTCY" has the meaning provided in Section 20.3.
     ----------

1.7 "CANDIDATE DRUG" or "CD" means any compound selected hereunder for GLP
     --------------      --
    safety and/or other studies necessary for IND filing in the Field.

1.8 "CENTAUR GRANT" has the meaning provided in Section 2.3.
     -------------

1.9 "CENTAUR LICENSES" mean collectively and as attached hereto as Appendix 2:
     ----------------                                              ----------

        (a) License Agreement dated as of July 15, 1992 by and among Oklahoma Medical Research Foundation, The University of Kentucky Research Foundation and CENTAUR,

        (b) Research Study Agreement dated as of February 1, 1993 by and between CENTAUR and Oklahoma Medical Research Foundation,

        (c) Research Study Agreement dated as of June 6, 1994 by and between

            CENTAUR and Oklahoma Medical Research Foundation,

        (d) Research Study Renewal Agreement dated as of January 1, 1995 by and between CENTAUR and Oklahoma Medical Research Foundation, and

        (e) Research Study Agreement dated as of February 1, 1995 by and between CENTAUR and the Experimental Research Center at Lund University Hospital,

as the same may be amended, extended or modified from time to time during the Term of this License Agreement.

1.10  "CENTAUR PATENTS" means collectively:
       ---------------

        (a) the patents and patent applications, if any, listed in the CENTAUR Patents index dated as of June 26, 1995 and initialed by the parties,

        (b) all additional chemical entity patents with respect to Substance for Licensed Product that are purchased by or licensed to CENTAUR from Third Persons and under which CENTAUR has the right to grant licenses to ASTRA during the Term hereof (collectively the "NEW CHEMICAL ENTITY PATENTS"), and

        (c) all "New Inventions Patents", as defined in Section 14.2,

including with respect to all such patents, all additions, divisions, continuations, continuations-in-part, substitutions, extensions, patent term extensions and renewals thereof and all patents issuing from such patent applications and their foreign counterparts, provided, however, that all New Chemical Entity Patents and New Inventions Patents referenced in this Section 1.10(b) and (c) shall only be deemed to be "CENTAUR Patents" pursuant to the provisions of Section 14.6. Joint Patents shall not be deemed to be "CENTAUR Patents".

1.11  "CENTAUR TECHNOLOGY" means collectively (i) CENTAUR Patents, (ii) CENTAUR
       ------------------
      Know-How now or hereafter owned by or licensed to CENTAUR or under which CENTAUR has, or may in the future have, the right to grant licenses to ASTRA during the Term of this License Agreement that are used or useful in the research, development, manufacture, use or sale of Substance and Licensed Product, and (iii) CENTAUR's interest in the Joint Patents and Joint Project Technology.

1.12  "CO-PROMOTE" shall mean the right of CENTAUR to Co-Promote Licensed
       ----------
      Product in the United States pursuant to Section 8.

1.13  "CONFIDENTIAL INFORMATION" shall mean any and all information of or about
       ------------------------
      a party
      including all information relating to any technology, product, process or intellectual property of such party (including, but not limited to, owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials, and specifications) as well as any business plan, financial information, or other confidential commercial information of or about such other party. Notwithstanding the foregoing, specific information shall not be considered "Confidential Information" with respect to such party to the extent that the other party possessing such information can demonstrate by written record or other suitable physical evidence that:

        (a) such specific information was lawfully in such other party's possession or control prior to the time such information was disclosed to such other party by the party to whom the information relates,

        (b) such specific information was developed by such other party independently of the Confidential Information of the other party,

        (c) such specific information was lawfully obtained by such other party from a third party under no obligation of confidentiality to the party to whom such information relates, or

        (d) such specific information was at the time it was disclosed or obtained by such other party, or thereafter became, publicly known otherwise than through a breach by such other party of such other party's obligations to the party to whom such information relates, provided, however, that disclosure of such information to a regulatory authority or governmental body, unless it becomes widely disseminated, will not be considered publicly known.

1.14  "DEFAULT" has the meaning provided in Section 20.2.
       -------

1.15  "DEVELOPMENT WORK" means all work reasonably necessary to develop a CD
       ----------------
      into a Licensed Product approved for marketing and sale by the relevant regulatory authorities in the Major Markets.

1.16  "DOLLAR" and "$" shall mean United States dollars.
       ------       -

1.17  "EC" shall mean the member countries of the European Union, as presently
       --
      exist and as may be in the future.

1.18  "FDA" shall mean the United States Food and Drug Administration.
       ---

1.19  "FTES" means the equivalent of one person devoted full time for one year
       ----
      (consisting of
      a single person devoted full time or a number of persons devoted part time) to carrying out CENTAUR's obligations to perform Project Work as measured by CENTAUR's time allocation practices.

1.20  "FIELD" means the fields of treatment specified in the SP and the AP
       -----
      through the use of spin trapping agents and derivatives and compositions thereof used as free radical scavengers.

1.21  "FIRST COMMERCIAL SALE" shall mean, with respect to each Licensed Product
       ---------------------
      in each country, the first bona fide, arm's length sale of such Licensed Product in such country following receipt of all regulatory approvals necessary to commence regular, commercial scale sales of such Licensed Product in such country. Sales prior to receipt of all approvals necessary to commence commercial sales, such as so-called "treatment IND sales," "named patient sales," and "compassionate use sales," shall not be First Commercial Sales.

1.22  "IND" means an "Investigational New Drug" application as such term is
       ---
      defined under the rules and regulations of the FDA, or its equivalent in any country.

1.23  "JOINT PATENTS" has the meaning provided in Section 14.3.
       -------------

1.24  "JOINT PROJECT TECHNOLOGY" has the meaning provided in Section 13.1.
       ------------------------

1.25  "KNOW-HOW" means with respect to either party, collectively, all
       --------
      proprietary information, Confidential Information, methods, products, ideas, processes, technologies, inventions, data, information and all intellectual property rights connected therewith, whether or not patentable and whether oral, written or stored in any computer format, owned, controlled or licensed to either party, now or during the Term of this License Agreement, to the extent related to the research, development, manufacture, use or sale of any Licensed Product in the Field worldwide, and in the case where licensed to a party, where such party has, or may in the future have, the right to transfer, disclose and/or grant licenses to the other party without violating contractual agreements with such third party existing prior or subsequent to the Effective Date.

1.26  "LICENSED PRODUCT" means any compound, product or process utilizing
       ----------------
      CENTAUR Technology.

1.27  "MAJOR MARKETS" means France, Germany, Japan, Sweden, United Kingdom and
       -------------
      the United States.

1.28  "NDA" means a New Drug Approval application, as defined under the rules
       ---
      and
      regulations of the FDA, or its equivalent in any country.

1.29  "NET SALES" means the aggregate gross revenues derived by ASTRA and its
       ---------
      sublicensees on account of the sale of Licensed Product(s) in an arm's length transaction, less:

        (a) trade and quantity discounts or rebates actually taken or allowed,

        (b) credits or allowances given or made for rejection, damaged Licensed Product, return of previously sold Licensed Product or retroactive price reductions actually taken or allowed,

        (c) any tax or government charge (including any tax such as a value added or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof, and

        (d) any charges for freight or insurance billed to the final customer.

      Where (i) a Licensed Product is sold as one of a number of items without a separate price; or (ii) the consideration for the Licensed Product shall include any non-cash element; or (iii) the Licensed Product shall be transferred in any manner other than an invoiced sale, the Net Sales applicable to any such transaction shall be deemed to be ASTRA's average Net Sales for the applicable quantity of Licensed Product at that time in the country in which the transaction occurred. If there are no independent Net Sales of Licensed Product in the country at that time, then ASTRA and CENTAUR shall mutually agree on a surrogate measurement.

1.30  "NEW CHEMICAL ENTITY PATENTS" has the meaning provided in the definition
       ---------------------------
      of CENTAUR Patents.

1.31  "NEW INVENTIONS PATENTS" has the meaning provided in Section 14.2.
       ----------------------

1.32  "OKLAHOMA/KENTUCKY LICENSE" means the license granted as of the Effective
       -------------------------
      Date to ASTRA by the Oklahoma Medical Research Foundation and the University of Kentucky Research Foundation, attached hereto as Appendix 3.
                                                                     ----------
1.33  "OUT-OF-POCKET RESEARCH COSTS" means all amounts paid by CENTAUR to third
       ----------------------------
      parties as provided in Budget(s) set forth in the R&D Plans in connection with CENTAUR's performance of Project Work, except for such categories of such expenses which CENTAUR and ASTRA agree in the R&D Plans are to be paid by CENTAUR through the payments received by CENTAUR in respect of CENTAUR's FTEs. Out-of-Pocket

      Research Costs will not include employee salaries or other related expenses, lab supplies used in CENTAUR's business generally, rent, overhead or depreciation or legal expenses.

1.34  "PRODUCT KNOW-HOW" means all enabling information with respect to
       ----------------
      production and quality control of Substance (including patented processes), now owned by or licensed to CENTAUR or hereinafter acquired or developed by CENTAUR or ASTRA during the Term of this License Agreement or the Supply Agreement.

1.35  "PROJECT" means either of SP or AP, and "PROJECTS" means collectively SP
       -------                                 --------
      and AP.

1.36  "PROJECT WORK" means collectively the Research Work and the Development
       ------------
      Work.

1.37  "R&D PERIOD" has the meaning given in Section 4.3.
       ----------

1.38  "R&D PLAN(S)" means the research and development plans and budgets for SP
       -----------
      and AP respectively dated as of June 26, 1995 and initialed by the parties, outlining the parties' best estimate as of the Effective Date of the entire scope of Research Work and Development Work to be performed within the respective Project and the Annual Funding to be provided by ASTRA to CENTAUR for the Research Work intended to be performed by CENTAUR under such R&D Plans.

1.39  "RESEARCH WORK" means the pre-clinical work outlined for each Project in
       -------------
      the respective R&D Plan up to selection of adequate number of CDs.

1.40  "SPECIFICATIONS" has the meaning provided in the Supply Agreement.
       --------------

1.41  "STEERING COMMITTEE" has the meaning provided in Section 3.1.
       ------------------

1.42  "STROKE PROJECT" or "SP" means development of spin trapping agents and
       --------------      --
      derivatives and compositions thereof used as free radical scavengers and/or therapeutics for (i) acute treatment of stroke, (ii) prophylactic treatment of stroke, (iii) head trauma, and (iv) multi-infarct dementia, all as specified in the R&D Plans.

1.43  "SUBSTANCE" means the active ingredient(s) included in Licensed Product.
       ---------

1.44  "SUPPLY AGREEMENT" means the agreement entered into by the parties as of
       ----------------
      the Effective Date regarding manufacture and supply of active ingredients included in Licensed Product, a copy of which is attached hereto as Appendix 1.
      ----------

1.45  "TERM" has the meaning provided in Section 20.1.
       ----

1.46  "THIRD PARTY ROYALTIES" has the meaning provided in Section 7.6.
       ---------------------

1.47  "THIRD PERSONS" has the meaning provided in Section 3.6.
       -------------

2.    GRANT
      -----

2.1   LICENSE GRANT TO ASTRA - ASTRA LICENSE. Subject to the terms and
      --------------------------------------
      conditions of this License Agreement and the Supply Agreement, CENTAUR hereby grants to ASTRA:

        (a) EXCLUSIVE LICENSE.  An exclusive, royalty-bearing, worldwide license
            -----------------
            (the "EXCLUSIVE LICENSE"), including ASTRA's right to grant sublicenses, under the CENTAUR Technology to research, develop, use, sell and have sold Licensed Product in the Field in accordance with this License Agreement. The Exclusive License shall be subject to CENTAUR's right to Co-Promote Licensed Product pursuant to Section 9, and

        (b) CO-EXCLUSIVE LICENSE.  Collectively, co-exclusive (with CENTAUR)
            --------------------
            worldwide license(s) (the "CO-EXCLUSIVE LICENSE") (i) a royalty-bearing license under the CENTAUR Technology and Product Know-How to manufacture Substance for Licensed Product for use and sale in the Field to the extent such manufacture is undertaken by ASTRA pursuant to the Supply Agreement, and (ii) a non-royalty bearing license of CENTAUR's rights in the Field, including ASTRA's right to grant sublicenses, under the CENTAUR Licenses, provided, further, that in the event of termination of this License Agreement by ASTRA pursuant to (x) Default by CENTAUR pursuant to Section 20.2, or (y) Bankruptcy of CENTAUR pursuant to Section 20.3, said Co-Exclusive License shall be deemed to be an exclusive license to ASTRA for such purposes in the Field.

      The Exclusive License and Co-Exclusive License may be herein collectively referred to as the "ASTRA LICENSE".

2.2   ASTRA AFFILIATES.  ASTRA may designate Affiliates in countries where such
      ----------------
      exist and third parties in countries where no Affiliates exist, to carry out ASTRA's rights and obligations hereunder in whole or in part, provided that ASTRA remains primarily liable and such Affiliates or third parties consent to be bound by this License Agreement to the same extent as ASTRA. ASTRA shall inform CENTAUR from time to time of the names of the Affiliates and third parties appointed by ASTRA hereunder.

2.3   LICENSE GRANT TO CENTAUR - CENTAUR GRANT.  Subject to the terms and
      ----------------------------------------
      conditions of this License Agreement and the Supply Agreement, ASTRA hereby grants to CENTAUR a co-exclusive (with ASTRA), royalty-free, worldwide license (the "CENTAUR GRANT") under ASTRA's interests in the Joint Patents and Joint Project Technology for use by CENTAUR solely to fulfill its obligations under this License Agreement and the Supply Agreement.

2.4   CENTAUR CO-PROMOTE RIGHTS.  CENTAUR retains the right in the United States
      -------------------------
      to Co-Promote, directly and solely through its own wholly-owned sales force and not that of a third party, any Licensed Product launched by ASTRA in the United States. The general terms for such Co-Promote are set forth in Section 8, but the detailed conditions thereof shall be separately agreed upon by the parties.

2.5   OKLAHOMA/KENTUCKY LICENSE.  CENTAUR agrees and acknowledges that this
      -------------------------
      License Agreement and ASTRA's obligations hereunder (including, without limitation, the obligation to make payments to CENTAUR pursuant to Section 7.2) are specifically contingent upon (i) the execution and delivery of the Oklahoma/Kentucky License to ASTRA in substantially the form attached hereto as Appendix 3, and (ii) the First Amendment to the CENTAUR
                ----------
      Licenses, in substantially the form attached hereto as Appendix 5. CENTAUR
                                                             ----------
      agrees and acknowledges that the Oklahoma/Kentucky License to ASTRA is co-exclusive with CENTAUR, notwithstanding the prior exclusive right and license granted to CENTAUR pursuant to the CENTAUR Licenses.

2.6   ACCESS TO CENTAUR TECHNOLOGY.  In order to permit ASTRA the full use and
      ----------------------------
      enjoyment of the ASTRA License, CENTAUR shall, on the Effective Date and from time to time thereafter during the Term, make available to ASTRA all CENTAUR Technology and Product Know-How.

3.    STEERING COMMITTEE AND DAY TO DAY MANAGEMENT OF THE PROJECT WORK
      ----------------------------------------------------------------

3.1   FORMATION OF STEERING COMMITTEE.  Following the Effective Date, the
      -------------------------------
      parties will form a Steering Committee comprised of senior managers (two
      (2) each from ASTRA and CENTAUR), responsible for the Projects. The Steering Committee shall be initially chaired by a manager selected by CENTAUR up to the date when Development Work under a Project is first commenced, and thereafter, by a manager selected by ASTRA. The Steering Committee may, from time to time, when deemed necessary or appropriate, call upon other representatives of the parties to participate in the work of the Steering Committee.

3.2   MEETINGS OF THE STEERING COMMITTEE.  The Steering Committee will meet at
      ----------------------------------
      least quarterly, either in person or by telephone conference. At least two meetings each year will be held in person, alternating between ASTRA and CENTAUR locations. Extraordinary meetings shall be held when necessary.

3.3   STEERING COMMITTEE REVIEW OF PROJECT WORK.  Within the framework of this
      -----------------------------------------
      License Agreement and the R&D Plans, the Steering Committee will review the progress of the Project Work, scrutinize the non-financial reporting and direct the work performed hereunder, including, without limitation, decision-making with regard to inter alia the following matters:

      -  procedures for exchange of Know-How between the parties; and

      -  directing the Research Work in pursuit of CDs; and

      - selection of CDs for further development - it being understood that more than one CD may be selected within each Project and that such CDs may later be excluded from further development without affecting ASTRA's rights under this License Agreement; and

      - deciding on whether or not to search for additional CDs within a Project; and

      -  regulatory matters.

3.4   STEERING COMMITTEE - DISPUTE RESOLUTION.  Disagreements, if any, which may
      ---------------------------------------
      arise between the respective parties' representatives in the Steering Committee shall be amicably resolved whenever possible. In the event the Steering Committee is deadlocked, the matter shall be referred to the President of each of CENTAUR and ARCUS for resolution. In the event the Presidents are unable to resolve such deadlock, ASTRA will have the sole right to finally decide on all matters regarding (i) the Development Work,
      (ii) approach of the Research Work in pursuit of CDs, (iii) selection of CDs, (iv) the development of a CD for more than one (1) indication for use, and (v) whether or not to search for additional CDs in a respective Project; and CENTAUR shall have the sole right to finally decide all other matters regarding the Research Work to be performed by CENTAUR.

3.5   PROJECT GROUPS.  Each party will appoint managers for the respective
      --------------
      Projects to form Project Groups. The Project Groups shall meet at regular intervals to plan, share ideas and review progress on the Project Work. The Project Groups shall be responsible to the Steering Committee for accomplishing Project goals and objectives and will coordinate joint research and development efforts between the parties. During the course of the Project Work, each party shall permit individuals designated by the other to be present, when reasonable, while various tasks, inspections and other activities under the Project Work are being conducted.

3.6   THIRD PERSONS.  Subject to the prior approval of the Steering Committee,
      -------------
      the parties may from time to time appoint third persons ("THIRD PERSONS") to provide services with respect to the Projects.

4.    RESEARCH WORK
      -------------

4.1   COMMENCEMENT AND COMPLETION OF RESEARCH WORK.  The parties shall commence
      --------------------------------------------
      the Research Work without undue delay following the Effective Date, and shall use their best reasonable efforts to complete the Research Work substantially in accordance with the R&D Plans and the other terms and conditions of this License Agreement.

4.2   R&D PLANS.  The parties acknowledge that the R&D Plans as of the Effective
      ---------
      Date are estimates of the scope of Research Work and Development Work to be performed under the respective Project during the indicated five year timeframe, which R&D Plans will be specified in further detail by the Steering Committee from time to time.

4.3   R&D PERIOD.  The parties have agreed upon five R&D Periods (i.e., July 1,
      ----------
      1995 - June 30, 2000). The first R&D Period shall commence as of July 1, 1995 and shall continue thereafter through and including June 30, 1996. Subsequent R&D Periods shall be for the same twelve (12) calendar months (i.e., July 1 - June 30) (the "R&D PERIOD"). During the third R&D Period (i.e., July 1, 1997 - June 30, 1998), the Steering Committee will propose R&D Plan(s) covering Research and Development Work, if any, which will remain to be completed after the fifth and final R&D Period (i.e., on and after June 30, 2000) with respect to each Project. If the parties are unable to agree on extensions of the R&D Plan(s) and R&D Periods after the fifth R&D Period, ASTRA will have the sole right to determine the scope and budget of such R&D Plan(s), if any, extending after the fifth R&D Period.

5.    FUNDING OF RESEARCH WORK
      ------------------------

5.1   BUDGETS.  The budget set forth in the R&D Plans (the "BUDGET") as of the
      -------
      Effective Date is intended to provide for Research Work to be undertaken during the five R&D Periods.

5.2   CENTAUR FTE.  ASTRA shall provide Annual Funding to CENTAUR at an annual
      -----------
      rate of [*] (the "FTE

      RATE") times the number of CENTAUR FTEs employed by CENTAUR to perform Research Work during the relevant R&D Period. The FTE Rate shall be increased annually on the anniversary of the Effective Date by [*].

5.3   ASTRA PAYMENTS OF ANNUAL FUNDING/OUT-OF-POCKET RESEARCH COSTS.  ASTRA
      -------------------------------------------------------------
      shall pay CENTAUR quarterly in advance the amount of Annual Funding contemplated to be provided to CENTAUR with respect to each calendar quarter as specified in the Budget pursuant to the respective R&D Plan (the "ADVANCE AMOUNT"), based on (i) the number of CENTAUR FTEs specified with respect to such calendar quarter, and (ii) Out-of-Pocket Research Costs. Within thirty (30) days following the end of each calendar quarter, CENTAUR shall submit to ASTRA an accounting of the actual amount of research funding incurred with respect to such calendar quarter (the "ACTUAL AMOUNT"), indicating the number of CENTAUR FTEs utilized and the actual Out-of-Pocket Research Costs incurred by CENTAUR in such calendar quarter. If the Actual Amount exceeds the Advance Amount and provided that ASTRA has agreed in advance to the expenditure of such excess amount, ASTRA shall pay such excess amount to CENTAUR at the time of payment of Annual Funding for the following calendar quarter. If the Advance Amount exceeds the Actual Amount, ASTRA shall deduct such excess amount from payments of Annual Funding for the next calendar quarter. Annual Funding Payments shall be made by wire transfer to a bank designated by CENTAUR from time to time.

5.4   FUNDING OF R&D PERIODS - ANNUAL MAXIMUM.  The Steering Committee may
      ---------------------------------------
      modify the R&D Plans from time to time, it being understood, however, that unless otherwise agreed by ASTRA, and notwithstanding the provisions of Sections 5.2 and 5.3, ASTRA's undertaking to fund Research Work and Development Work to be performed by CENTAUR hereunder shall not be more than Six Million Dollars ($6,000,000.00) annually for each of R&D Periods one through five, unless such sum is increased by ASTRA in its sole discretion or decreased pursuant to Section 20.4 (the "ANNUAL FUNDING").

5.5   CENTAUR'S RECORDS.  CENTAUR shall keep accurate records of the number of
      -----------------
      CENTAUR FTEs that perform Project Work and Out-of-Pocket Research Costs expended by CENTAUR for the latest three (3) R&D Periods. ASTRA shall have the right annually, at ASTRA's expense, to have an independent, certified public accountant reasonably acceptable to CENTAUR, review and audit such records, upon reasonable notice and during regular business hours, for the purpose of verifying the number of CENTAUR FTEs that performed Project Work and the expenditure of Out-of-Pocket Research Costs. If such review and audit reflects an overpayment to CENTAUR, CENTAUR shall promptly remit such overpayment to ASTRA, together with reasonable interest. If the overpayment is equal to or greater than five percent (5%) of the Annual

      Funding made by ASTRA to CENTAUR for such R&D Period(s), for which the review and audit has been undertaken, CENTAUR shall reimburse ASTRA for all costs of such review and audit.

6.    DEVELOPMENT WORK
      ----------------

6.1   DEVELOPMENT WORK - ASTRA.  Under the supervision of the Steering
      ------------------------
      Committee, ASTRA shall be primarily responsible for undertaking Development Work. The Steering Committee will decide on detailed plans for Development Work and may from time to time amend such plans as the Steering Committee deems mutually appropriate.

6.2   DEVELOPMENT WORK - CENTAUR.  CENTAUR will perform such portions of the
      --------------------------
      Development Work as agreed upon by the Steering Committee. The Annual Funding will include the Development Work to be performed by CENTAUR in accordance with the provisions of Section 5.4.

6.3   REGULATORY APPROVALS.  All registrations, approvals and other regulatory
      --------------------
      requirements relating to Licensed Product will be applied for by ASTRA and held in ASTRA's name, provided, however, that with respect to the manufacture of Substance for Licensed Product, such obligations of the parties will be governed by the Supply Agreement.

6.4   DEVELOPMENT OF LICENSED PRODUCT - MAJOR MARKETS.  Following successful
      -----------------------------------------------
      completion of the Research Work for a respective Project, ASTRA agrees, for each Project, to use best reasonable efforts, including providing adequate resources and qualified personnel, to undertake Development Work for at least one Licensed Product to secure marketing approval for such Licensed Product for at least the Major Markets. In such regard, ASTRA shall:

        (a) NDA APPROVAL.  File for NDA approval in each of the Major Market
            ------------
            countries within twelve (12) months following completion of all required clinical trials and other studies in each relevant country,

        (b) FIRST COMMERCIAL SALE.  Make the First Commercial Sale and commence
            ---------------------
            regular commercial sales of each Licensed Product in each country of the Major Markets as promptly as practicable, but within nine (9) months after receipt of NDA and such other approvals and permits as ASTRA deems reasonably necessary to successfully commercialize the Licensed Product in the relevant Major Markets (i.a. government
                                                            ----
            reimbursement or price approval).

    Notwithstanding the time limits set forth in Section 6.4(a) or 6.4(b), such limits shall be extended (i) to account for any period during which ASTRA encounters technical or regulatory delays which prevent ASTRA's compliance with such time limits, provided that ASTRA informs CENTAUR on an ongoing basis of such delays, which delays have not resulted from ASTRA's gross negligence or willful misconduct, and (ii) for other commercial reasons which ASTRA and CENTAUR reasonably believe will benefit long-term commercial sales of such Licensed Product.



6.5 DEVELOPMENT OF LICENSED PRODUCT - OTHER THAN MAJOR MARKETS.  Following
    ----------------------------------------------------------
    successful commercial sale of Licensed Product in any of the Major Markets, ASTRA agrees to use best reasonable efforts to make the First Commercial Sale and commence regular commercial sales of each Licensed Product in each country of the world, other than the Major Markets. ASTRA and CENTAUR will confer with respect to such countries where sales and marketing of Licensed Product is not warranted as a result of economies of scale.



6.6 ASTRA NON-COMPLIANCE. In the event ASTRA fails to comply with Section 6.4
    --------------------
    (a), 6.4(b) or 6.5, and CENTAUR provides a written notice to ASTRA of such failure, ASTRA shall, within sixty (60) days of ASTRA's receipt of such notice from CENTAUR, provide CENTAUR with a plan reasonably acceptable to CENTAUR of ASTRA's proposal to remedy such failure within a time period not to exceed one hundred eighty (180) days from the date of CENTAUR's receipt of such plan. In the event ASTRA shall fail to (i) provide CENTAUR with such a plan within such 60-day period, or (ii) cure such failure with respect to ASTRA's obligations pursuant to Section 6.4(a), 6.4(b) or 6.5 within one hundred eighty (180) days, in accordance with such plan, such failure shall not be deemed a breach or Default by ASTRA of this License Agreement and CENTAUR's sole and exclusive remedy thereupon shall be the right to notify ASTRA within one hundred twenty (120) days thereafter of CENTAUR's intent to terminate the ASTRA License with regard to the relevant country and Licensed Product for which ASTRA has failed to comply with respect to Section 6.4(a), 6.4(b) or 6.5. In such event, ASTRA shall allow CENTAUR or its nominee to make cross reference to ASTRA's relevant NDA file(s) and take such other actions as may be reasonably necessary for CENTAUR to efficiently commercialize the relevant Licensed Product in such country.


6.7 NOTIFICATION OF DEVELOPMENT WORK.  Each party will inform the other from
    --------------------------------
    time to time as to the progress of the Development Work performed by such party in accordance with the routines agreed upon by the Steering Committee.

7.  REMUNERATION TO CENTAUR
    -----------------------

7.1 TOTAL COMPENSATION TO CENTAUR.  As total compensation to CENTAUR for (i)
    -----------------------------
    CENTAUR's obligations undertaken pursuant to this License Agreement, and
    (ii) the grant of the ASTRA License, CENTAUR shall be paid only such compensation and for such periods as set forth in Sections 7 and 8 of this License Agreement.

7.2 PAYMENTS.  As payment for prior and future research and development
    --------
    performed by CENTAUR, ASTRA will make the following non-refundable payments to CENTAUR upon the occurrence of the following events:

        (a) EFFECTIVE DATE. On the Effective Date (subject to ASTRA's receipt of
            --------------
            the Oklahoma/Kentucky License and First Amendment to CENTAUR Licenses provided in Section 2.5), Four Million Dollars ($4,000,000.00) as reimbursement for prior research and development expenses incurred by CENTAUR,

        (b) SELECTION OF FIRST CD OF SP.  [*] within thirty (30) days from the
            ---------------------------
            date of selection of the first CD for the first indication within SP, and [*] within thirty (30) days from the date of selection of the first CD for each subsequent indication within the SP, it being understood, however, that payment (i) will only be made once in respect of each CD, even if a CD is selected for more than one indication, and (ii) payment under this Section 7.2(b) is limited to a maximum of [*],

        (c) SELECTION OF FIRST CD OF AP.  [*] within thirty (30) days from the
            ---------------------------
            date of selection of the first CD within the AP,

        (d) FIRST SP IND IN U.S..  [*] within thirty (30) days from the date of
            --------------------
            filing of the first IND on a Licensed Product in the United States within the SP,

        (e) FIRST SP IND IN EC MAJOR MARKET OR JAPAN.  [*] within thirty (30)
            ----------------------------------------
            days from the date of filing of the first IND on a Licensed Product in any of the Major Markets within EC, or Japan within the SP,

        (f) FIRST AP IND IN U.S..  [*] within thirty (30) days from the date of
            --------------------
            filing of the first IND on a Licensed Product in the United States within the AP,

        (g) FIRST AP IND IN EC MAJOR MARKET OR JAPAN.  [*]
            ----------------------------------------

            [*] within thirty (30) days from the date of filing of the first IND on a Licensed Product in any of the Major Markets within EC, or Japan within the AP,

        (h) FIRST SP PHASE III TRIAL IN U.S..  [*] within thirty (30) days from
            --------------------------------
            the date ASTRA receives the first approval to start phase III clinical trials in the United States on a Licensed Product within the SP,

        (i) FIRST SP PHASE III TRIAL IN EC MAJOR MARKETS OR JAPAN. [*] within
            -----------------------------------------------------
            thirty (30) days from the date ASTRA receives the first approval to start phase III clinical trials in any of the Major Markets within EC, or Japan, on a Licensed Product within the SP,

        (j) FIRST AP PHASE III TRIAL IN U.S..  [*] within thirty (30) days from
            --------------------------------
            the date ASTRA receives the first approval to start phase III clinical trials in the United States on a Licensed Product within the AP,

        (k) FIRST AP PHASE III TRIAL IN EC MAJOR MARKETS OR JAPAN.  [*] within
            -----------------------------------------------------
            thirty (30) days from the date ASTRA receives the first approval to start phase III clinical trials in any of the Major Markets within EC, or Japan, on a Licensed Product within the AP,

        (l) FIRST SP NDA FILING IN U.S..  [*] within thirty (30) days from the
            ---------------------------
            date of filing by ASTRA of the first NDA in the United States on a Licensed Product within the SP,

        (m) FIRST SP NDA FILING IN EC MAJOR MARKET OR JAPAN.  [*] within thirty
            -----------------------------------------------
            (30) days from the date of filing by ASTRA of the first NDA in any of the Major Markets within EC, or Japan, on a Licensed Product within the SP,

        (n) FIRST AP NDA FILING IN U.S..  [*] within thirty (30) days from the
            ---------------------------
            date of filing by ASTRA of the first NDA in the United States on a Licensed Product within the AP,

        (o) FIRST AP NDA FILING IN EC MAJOR MARKET OR JAPAN. [*] within thirty
            -----------------------------------------------
            (30) days from the date of filing by ASTRA of the first NDA in any of the Major Markets within EC, or Japan, on a Licensed Product within the AP,

        (p) FIRST SP NDA APPROVAL IN U.S..  [*] within thirty (30) days from
            -----------------------------
            the date of the first NDA approval obtained by ASTRA in the United States on a Licensed Product within the SP,

        (q) FIRST SP NDA APPROVAL IN EC MAJOR MARKET OR JAPAN.  [*] within
            -------------------------------------------------
            thirty (30) days from the date of the first NDA approval obtained by ASTRA in any of the Major Markets within EC, or Japan, on a Licensed Product within the SP,

        (r) FIRST AP NDA APPROVAL IN U.S..  [*] within thirty (30) days from
            -----------------------------
            the date of the first NDA approval obtained by ASTRA in the United States on a Licensed Product within the AP, and

        (s) FIRST AP NDA APPROVAL IN EC MAJOR MARKET OR JAPAN.  [*] within
            -------------------------------------------------
            thirty (30) days from the date of the first NDA approval obtained by ASTRA in any of the Major Markets within EC, or Japan, on a Licensed Product within the AP.

7.3 NET SALES ROYALTY.  ASTRA will pay to CENTAUR royalty based on the Net Sales
    -----------------
    of Licensed Product as follows:

        (a) COUNTRIES WHERE CENTAUR PATENTS ARE EFFECTIVE.  [*] of Net Sales
            ---------------------------------------------
            of Licensed Product in countries where, without the ASTRA License granted hereunder, the manufacture, use or sale of such Licensed Product would infringe the CENTAUR Patents,

        (b) COUNTRIES WHERE CENTAUR PATENTS INAPPLICABLE.  [*] of Net Sales
            --------------------------------------------
            of Licensed Product in countries other than those set forth in
            Section 7.3(a).

7.4 CENTAUR DEFAULT/BANKRUPTCY.  In the event of termination of this License
    --------------------------
    Agreement by ASTRA pursuant to (i) Default by CENTAUR pursuant to Section 20.2, or (ii) Bankruptcy of CENTAUR pursuant to Section 20.3, ASTRA may assume development and manufacture of Substance for ASTRA's and ASTRA's sublicensee's use worldwide, and in such event, ASTRA shall, in lieu of all other payments otherwise to be made by

    ASTRA to CENTAUR under this License Agreement or the Supply Agreement, including, without limitation, such amounts set forth in Sections 7.2 and 7.3, make payments to CENTAUR for such period of time as limited by the provisions of Section 7.5, in an amount equal to [*] of Net Sales of Licensed Product, less all Third Party Royalties pursuant to Section 7.6. In the event of such termination of this License Agreement, the ASTRA License shall be deemed to be an exclusive, worldwide, perpetual, royalty-free, with the right to grant sublicenses, except for such payments to be made pursuant to this Section 7.4 as limited by the provisions of Section 7.5.

7.5 TERMINATION OF CENTAUR ROYALTY - ASTRA PAID UP LICENSE.  ASTRA's obligation
    ------------------------------------------------------
    to pay CENTAUR royalty on Net Sales of Licensed Product will expire, on a country-by-country basis, on the later of (i) the last to expire of the CENTAUR Patents, and (ii) the fifteenth (15th) anniversary of the First Commercial Sale of a Licensed Product in a relevant country. Upon termination of the CENTAUR royalty, the ASTRA License will be deemed co-exclusive with CENTAUR, perpetual, worldwide and non-royalty bearing.

7.6 THIRD PARTY ROYALTIES ON SALES OF LICENSED PRODUCT.  ASTRA and CENTAUR will
    --------------------------------------------------
    share, on an equal (50/50) basis the cost of all royalties, fees and license fees payable to third parties due on Net Sales of Substance or Licensed Product pursuant to license agreements existing (i) on the Effective Date, including, without limitation, payments, if any, due pursuant to the CENTAUR Licenses, and (ii) after the Effective Date to the extent approved by the Steering Committee (collectively, the "THIRD PARTY ROYALTIES"), but not including research funding or grant payments payable by CENTAUR to third parties.

7.7 COMPUTATION AND PAYMENT OF ROYALTY TO CENTAUR.  ASTRA shall deliver to
    ---------------------------------------------
    CENTAUR within sixty (60) days after the end of each calendar quarter a written report showing its computation of remuneration to CENTAUR due under this License Agreement during such calendar quarter and at the same time make the payment of all Net Sales royalties due CENTAUR. All Net Sales shall be segmented in each such report according to sales on a country-by-country basis, including the rates of exchange used for conversion to Dollars from the currency in which such sales were made. For the purposes hereof, the rates of exchange to be used for conversion hereunder, Dollars shall be the average purchase rates of the respective currencies as quoted by Skandinaviska Enskilda Banken, Sweden for the quarter in question.

7.8 ASTRA RECORDS.  ASTRA shall keep for a period of three (3) years following
    -------------
    the year to which such records relate, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the Net Sales royalties payable to CENTAUR hereunder.

7.9 CENTAUR AUDIT.  CENTAUR shall have the right to have such pertinent books
    -------------
    and
    records of ASTRA inspected and examined at all reasonable times for the purpose of determining the accuracy of payments made hereunder. Such inspection and examination shall be conducted by an independent, certified public accountant selected by CENTAUR and to whom ASTRA shall have no reasonable objection. Such accountant shall not disclose to CENTAUR any information except for information necessary to verify the accuracy of the reports and payments made pursuant to this License Agreement. Results of such review shall be made available to both parties. If the review reflects an underpayment, ASTRA shall promptly remit to CENTAUR any amounts due with reasonable interest. If the underpayment is equal to or greater than five percent (5%) of the payments made by ASTRA to CENTAUR for such period under review, ASTRA shall pay all costs of such review and audit.

8.  OPTION TO CO-PROMOTE IN THE U.S.
    --------------------------------

8.1 NOTIFICATION TO CO-PROMOTE.  Within sixty (60) days after filing of an NDA
    --------------------------
    with respect to any Licensed Product in the United States, CENTAUR shall notify ASTRA of its willingness to Co-Promote such Licensed Product with ASTRA in the United States. Should CENTAUR fail to do so, CENTAUR's option to Co-Promote such Licensed Product shall automatically expire.

8.2 ELECTION OF CO-PROMOTION RIGHTS.  Upon CENTAUR's exercise of its Co-Promote
    -------------------------------
    rights set forth in Section 8.1, ASTRA and CENTAUR shall discuss how to implement the Co-Promote activities and agree in good faith upon conditions therefor according to the following principles:

        (a) CO-PROMOTE MARKET PLAN.  CENTAUR and ASTRA shall promote the
            ----------------------
            Licensed Product under ASTRA's trademark and the NDA held by ASTRA. ASTRA or its nominee shall be the sole distributor of the Licensed Product. CENTAUR and ASTRA shall in good faith discuss strategies for marketing the Licensed Product including the pricing, and seek to produce a mutually agreeable marketing plan for the Licensed Product. The marketing plan shall include role, activities and obligations of ASTRA and CENTAUR. In the event the parties fail to agree as above said, ASTRA is entitled to make the final decision. The parties shall review progress against the marketing plan from time to time.

        (b) CENTAUR MEDICAL REPRESENTATIVES.  In no event shall the number of
            -------------------------------
            CENTAUR's medical representatives be less than ten percent (10%) of ASTRA's medical representatives used for detailing the Licensed Product or exceed the number of ASTRA's medical representatives to be used for detailing the Licensed Product. The total number of medical representatives shall not be higher than the respective market reasonably requires for the Licensed Product in question.

        (c) CO-PROMOTE PROFITS.  CENTAUR and ASTRA shall share the profit
            ------------------
            obtained from the Co-Promote activities on a [*]

            The term "profit" as used herein shall mean, with respect to the given period, the Net Sales of the Licensed Product in the United States less

            (i)   the cost of the Licensed Product including, without limitation
                  (1) all Third Party Royalties, (2) Net Sales royalty payable to CENTAUR hereunder, (3) the supply price for Substance payable to CENTAUR pursuant to the Supply Agreement, if CENTAUR is manufacturing Substance, and (4) other direct and indirect costs actually incurred in connection with the manufacture of the Licensed Product in finished form in accordance with generally acceptable accounting principles; and

            (ii) distribution cost of ASTRA not exceeding [*] of the Net Sales; and

            (iii) advertisement and promotional expenses actually used by the parties comprising media publicity, sample package, promotional materials and other selling materials and seminars, conventions and symposia and any other activities generally recognized in the United States to be advertisement and promotion, but excluding cost for detailing the Licensed Product by the medical representatives of the parties; and

            (iv) the cost of phase IV studies on the Licensed Product amortized over five years; and

            (v) [*] of the Net Sales for the cost of Development Work related to the Licensed Product undertaken at ASTRA's expense, such cost to be deducted from the Net Sales at the said rate for the initial [*] of co-promotion hereunder.

8.3  CO-PROMOTE TERM.  The co-promotion by CENTAUR subject to this Article 8
     ---------------
     shall continue for a period of not less than five (5) years, as separately agreed by the parties.

9.   EXCHANGE OF INFORMATION
     -----------------------

9.1  COMMUNICATION OF INFORMATION.  Commencing on the Effective Date and
     ----------------------------
     continuing thereafter during the Term, each party shall, on a timely and regular basis, furnish each other with any Know-How obtained by such party pursuant to the procedures agreed upon by the Steering Committee. Each party shall promptly and thoroughly disclose to the other party all information and data in the Field resulting from activities undertaken as part of the Project Work. In addition, each party shall promptly disclose to the other party all safety and toxicity data relating to Licensed Product. The parties shall agree on a plan for adverse event reporting and shall keep one another appropriately informed.

10.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

10.1 GENERAL REPRESENTATIONS.  Each party hereby represents and warrants to the
     -----------------------
     other as follows:

        (a) DULY ORGANIZED.  It is a corporation duly organized, validly
            --------------
            existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this License Agreement.

        (b) DUE EXECUTION.  The execution, delivery and performance by it of
            -------------
            this License Agreement (including the grant of the ASTRA License by CENTAUR and of the CENTAUR Grant by ASTRA) have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws, or (iii) result in a breach of or constitute a default under any material agreement (including, without limitation, the CENTAUR Licenses), mortgage, lease, license, permit, patent or other instrument or obligation to which it is a party or by which it or its assets may be bound or affected.

        (c) NO THIRD PARTY APPROVAL.  No authorization, consent, approval,
            -----------------------
            license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this License Agreement (including the grant of the ASTRA License by CENTAUR and of the CENTAUR Grant by ASTRA).

        (d) BINDING AGREEMENT.  This License Agreement is a legal, valid and
            -----------------
            binding obligation of such party, enforceable against it in accordance with its terms and conditions, except as may be limited by bankruptcy laws or other laws affecting the rights of creditors generally, and rules of law governing equitable remedies. Each is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this License Agreement (including the grant of the ASTRA License by CENTAUR and of the CENTAUR Grant by ASTRA) or that would impede the diligent and complete fulfillment of its obligations hereunder.

        (e) GOVERNMENTAL STATUS.  It is not debarred or suspended from receiving
            -------------------
            contracts from the United States or Swedish government or other governmental authority or agency.

        (f) FULL DISCLOSURE.  Each party has disclosed to the other in good
            ---------------
            faith any and all material information relevant to the subject matter of this License Agreement and the Supply Agreement to such party's ability to observe and perform its obligations hereunder, and each party covenants on and after the Effective Date to provide to the other such additional material information which may, or with the passage of time, effect the subject matter of this License Agreement or the Supply Agreement or the ability of such party to observe and perform its obligations hereunder or thereunder.

10.2 CENTAUR REPRESENTATIONS.  CENTAUR covenants, represents and warrants to
     -----------------------
     ASTRA that

        (a) CENTAUR is the owner or licensee, as the case may be, of the CENTAUR Technology and Product Know-How and the same are free of any liens, encumbrances, restrictions and other legal or equitable claims of any kind or nature, excepting the rights of grantors of the CENTAUR Licenses,

        (b) CENTAUR has the right to grant the ASTRA License,

        (c) CENTAUR has not granted and will not grant during the Term of this License Agreement any license or sublicense of the CENTAUR Licenses, CENTAUR Technology and Product Know-How in the Field,

        (d) With respect to each of the CENTAUR License(s) that (i) CENTAUR will fully comply with all of CENTAUR's covenants and obligations thereunder, (ii) to the best of its knowledge, each is in full force and effect, not having been amended, other than as set forth in Appendix 2, (iii) CENTAUR has received no oral or written
            ----------
            notification of any alleged breach or default by CENTAUR, (iv) CENTAUR is not aware of any breach or default by any party, and (v) CENTAUR will not terminate or otherwise amend the CENTAUR Licenses
            (x) on less than sixty (60) days' prior written notice to ASTRA, and
            (y) in any manner which would materially adversely affect the ASTRA License, and

        (e) As of the Effective Date, to the best of CENTAUR's knowledge and belief, there are no third party rights, licenses or patents, other than the CENTAUR Licenses, which are necessary for ASTRA's use and enjoyment of the ASTRA License and the research, development, production, manufacture, sale or use of Licensed Products.

11.  PUBLICATIONS
     ------------

11.1 DISCLOSURE OF KNOW-HOW.  Unless as necessary for ASTRA to utilize the
     ----------------------
     ASTRA License granted to ASTRA hereunder, neither party will make any publications of Know-How of the other party or other results developed hereunder without the other party's prior written approval, which approval shall not be unreasonably withheld.

11.2 USE OF OTHER PARTY'S NAME.  Unless as required by law and/or applicable
     -------------------------
     government regulation, neither party will use the name of the other party, nor of any member of such party's staff, in any publicity, advertising, or news release without the prior written approval of an authorized representative of such party.

12.  MARKETING OF LICENSED PRODUCT
     -----------------------------

12.1 ASTRA'S COMMERCIALIZATION OF LICENSED PRODUCT.  ASTRA agrees to use its
     ---------------------------------------------
     best reasonable efforts to commercialize any Licensed Product successfully developed hereunder, and will keep CENTAUR continuously informed with respect to such commercialization period.

12.2 LABELING.  Unless otherwise prohibited by regulatory authority, Licensed
     --------
     Product(s) or the packaging in which they are contained shall bear the label "Manufactured under license from Centaur Pharmaceuticals, Inc., 484 Oakmead Parkway, Sunnyvale, CA 94086, USA", or any similar wording as may be mutually agreed upon by the parties.

13.  INVENTION, IMPROVEMENTS AND DISCOVERIES
     ---------------------------------------

13.1 OWNERSHIP OF TECHNOLOGY. The parties shall keep each other apprised on
     -----------------------
     the development of patentable and other inventions in the Field. Each party shall retain sole title to any technology, know-how, inventions, concepts, processes and the like (whether or not patentable) which it develops solely. Except as provided in this License Agreement, neither party shall have any right to use or license technology to which the other party has sole title. Each party shall own a fifty percent (50%) undivided interest in all technology, know-how, inventions, concepts, processes and the like (whether or not patentable) made, conceived, reduced to practice or generated jointly in connection with the Project Work by (i) one party and/or Third Persons obligated to assign their rights therein to such party, and (ii) the other party and/or Third Persons obligated to assign their rights therein to such other party (collectively the "JOINT PROJECT TECHNOLOGY"). Such Joint Project Technology, to the extent in the Field, shall be used by each party exclusively within the context of this License Agreement and the Supply Agreement, provided, however, either party may use such Joint Project Technology outside the Field, as such party deems appropriate.

14.  PATENTS AND PATENT APPLICATIONS
     -------------------------------

14.1 MAINTENANCE OF CENTAUR PATENTS.  CENTAUR shall diligently prosecute and
     ------------------------------
     maintain, at CENTAUR's sole cost and expense, the CENTAUR Patents unless, with regard to one or more patents comprising the CENTAUR Patents, the parties agree that such is not necessary or commercially advisable. If CENTAUR fails to diligently prosecute, maintain and defend the CENTAUR Patents, ASTRA may (but shall not be obligated to), upon notice to CENTAUR, undertake such prosecution, maintenance and defense of the CENTAUR Patents, and all costs incurred by ASTRA in such regard may be deducted from Net Sales royalty payable to CENTAUR hereunder from countries where such Centaur patents are being prosecuted and maintained over a three (3) year period.

14.2 CENTAUR NEW INVENTIONS PATENTS.  If ASTRA, in its sole discretion, and
     ------------------------------
     following
     consultation with CENTAUR, determines that any invention of CENTAUR in the Field, developed solely by CENTAUR (as opposed to Joint Patents) not already covered by the CENTAUR Patents in one or more countries, is patentable (the "NEW INVENTIONS PATENTS"), CENTAUR shall, upon notice from ASTRA, promptly prepare, file, and prosecute in CENTAUR's name patent application(s) and/or any related continuation, continuation-in-part, divisional, and/or reissue application(s) thereof, with respect to such invention in such countries as selected by ASTRA. ASTRA shall reimburse CENTAUR for all out-of-pocket expenses incurred in connection with the above preparation, filing, and prosecution of application(s) and maintenance of New Inventions Patents directed to such inventions in the countries chosen by ASTRA. ASTRA shall cooperate with CENTAUR to assure that such application(s) and any related continuation, continuation-in-part, divisional, and/or reissue applications(s) thereof, will cover, to the best of ASTRA's knowledge, all items of commercial interest and importance and ASTRA shall have the right, through ASTRA's patent attorneys and/or agents, to advise and cooperate with CENTAUR's patent attorneys in the prosecution of such patent applications. In the event CENTAUR shall fail to prepare, file and prosecute any New Inventions Patents, ASTRA may (but shall not be obligated to) undertake such preparation, filing and prosecution of the New Inventions Patents in CENTAUR's name, at ASTRA's sole cost and expense.

14.3 JOINT PATENTS.  If ASTRA, in its sole discretion and following
     -------------
     consultation with CENTAUR, determines that any invention made jointly by the parties (a "JOINT PATENT") is patentable, ASTRA shall, at its expense and discretion, promptly prepare, file and prosecute in both parties' names patent application(s) and/or any related continuation, continuation-in-part, divisional, and/or reissue application(s) thereof, in the United States and in such foreign countries selected by ASTRA, with respect to such joint invention. CENTAUR shall have the right, through CENTAUR's patent attorneys and/or agents, to advise and cooperate with ASTRA's patent attorneys in the prosecution of such patent applications. ASTRA and CENTAUR agree to use all Joint Patents exclusively within the context of this License Agreement. Should the inventions, improvements and/or discoveries referred to in Section 14.3 fall within the definition of Know-How or if same are patentable, then they shall be used exclusively within the context of this License Agreement and the Supply Agreement if within the Field. Either party may use such inventions, improvements and/or discoveries which are outside the Field, whether or not patentable, as such party may deem appropriate.

        (a) JOINT PATENT - ASTRA DEFAULT OR BANKRUPTCY.  In the event this
            ------------------------------------------
            License Agreement is terminated as a result of a Default or Bankruptcy by ASTRA, then such joint inventions, improvements and/or discoveries whether existing as Know-How or as a patent application or patent, and ASTRA's interests in the Joint Patents will be automatically exclusively licensed, royalty-free, to

            CENTAUR to develop, use, market, distribute and sell Licensed Product(s) worldwide in the Field. In addition, should this License Agreement be terminated with respect to only one of the Projects in accordance with Section 20.4, then such inventions, improvements and/or discoveries related to the terminated Project as well as ASTRA's interests in the Joint Patents related to the terminated Project will be automatically exclusively licensed in the Field to CENTAUR, royalty-free.

        (b) JOINT PATENT - CENTAUR DEFAULT OR BANKRUPTCY.  In the event this
            --------------------------------------------
            License Agreement is terminated as a result of a Default or Bankruptcy by CENTAUR, then such joint inventions, improvements and/or discoveries whether existing as Know-How or as a patent application or patent, and CENTAUR's interests in the Joint Patents will be automatically exclusively licensed to ASTRA to develop, use, market, distribute and sell Licensed Product(s) worldwide in the Field, subject to the royalty obligations provided herein.



14.4 NOTIFICATION WITH RESPECT TO PATENTS.  Each party shall keep the other
     ------------------------------------
     advised as to all developments with respect to any patent application(s) referred to in this Section 14, and shall promptly supply to the other copies of relevant papers received and filed by it in connection with the prosecution thereof in sufficient time for such party to comment thereon. The parties shall reasonably cooperate and assist each other in the patent prosecution provided for in this Section 14.

14.5 CENTAUR'S ELECTION.  If ASTRA elects, with regard to CENTAUR Patents, New
     ------------------
     Inventions Patents, or Joint Patents not to have CENTAUR seek or maintain patent protection in one or more countries, CENTAUR will have the right, at CENTAUR's sole expense and discretion, to file, procure, maintain and enforce such patents in such countries and ASTRA will cooperate fully. The parties agree that should CENTAUR exercise said right it will not in any way affect the ASTRA License granted hereunder other than should ASTRA or its sublicensees later sell a Licensed Product, the sale of which would infringe such patent procured by CENTAUR at its own expense, ASTRA will reimburse CENTAUR for its patent out-of-pocket expenses, plus twenty percent (20%) thereof related to the relevant country or countries. ASTRA agrees to advise CENTAUR in a timely manner of any decision not to continue to seek or maintain, or have CENTAUR continue to seek, or to maintain patent protection with respect to CENTAUR Patents, New Inventions Patents or Joint Patents in one or more countries in order to allow CENTAUR the timely exercise of its rights under this Section 14.5.

14.6 ASTRA'S ELECTION.  Notwithstanding the provisions of Section 14.2, New
     ----------------
     Inventions Patents and New Chemical Entity Patents shall not be deemed to be "CENTAUR

     Patents" for purposes of determining the period during which ASTRA shall pay royalty to CENTAUR on Net Sales of Licensed Product pursuant to Section 7.5, unless (i) ASTRA's manufacture, use or sale of Licensed Product in a particular country would infringe such New Inventions Patents or New Chemical Entity Patents, or (ii) ASTRA shall, in ASTRA's sole discretion, agree that such New Inventions Patents and/or New Chemical Entity Patents shall be deemed to be "CENTAUR Patents" for purposes of Section 7.5.

14.7 MINIMUM PATENT PROTECTION.  Unless extraordinary circumstances require
     -------------------------
     otherwise, patent protection is to be sought and upheld on inventions falling under the license herein granted in at least the countries in which ASTRA Affiliates are established.

15.  PATENT INFRINGEMENTS
     --------------------

15.1 NOTIFICATION OF ALLEGED PATENT INFRINGEMENT.  If a third party notifies
     -------------------------------------------
     CENTAUR, ASTRA or its sublicensees that any act by either party allegedly infringes any patent owned by the third party or any patent rights owned by or licensed to the third party, CENTAUR or ASTRA, as the case may be, shall promptly notify the other in writing.

15.2 THIRD PARTY CLAIMS.  In the event of a third party claim that the exercise
     ------------------
     of the ASTRA License with respect to the manufacture, sale or other use of Licensed Product infringes any patent of such third party (a "THIRD PARTY CLAIM"), CENTAUR shall consult with ASTRA and with respect to such Third Party Claim, CENTAUR shall (i) undertake, at CENTAUR's sole cost and expense, defense of such Third Party Claim, or (ii) request ASTRA to undertake such defense, at ASTRA's sole cost and expense. Neither ASTRA nor CENTAUR shall settle any Third Party Claim, including an agreement to pay Third Party Royalties, without the reasonable approval of the other party. If ASTRA shall, at ASTRA's sole cost and expense, undertake to defend such Third Party Claim, fifty percent (50%) of all costs and expenses incurred by ASTRA, including, without limitation, expert witness and attorneys' fees, and such damages payable to any third party (other than Third Party Royalties) shall be deducted from Net Sales royalties payable to CENTAUR hereunder from countries where such Third Party Claim claims infringement, over a three (3) year period.

15.3 PAYMENT OF ADDITIONAL THIRD PARTY ROYALTIES.  Should ASTRA or its
     -------------------------------------------
     sublicensees obtain one or more licenses under any patent not licensed hereunder and agree to pay Third Party Royalties in order to make, use or sell a Licensed Product (whether as a condition of settlement of an infringement action or by court order), the Net Sales royalties payable to CENTAUR hereunder shall be reduced by fifty percent (50%) of such Third Party Royalties as set forth in Section 7.6.

15.4 INFRINGEMENT OF CENTAUR PATENTS/JOINT PATENTS/NEW INVENTIONS PATENTS.  If
     --------------------------------------------------------------------
     a third party shall, in the reasonable opinion of either party, infringe any CENTAUR Patent, Joint Patent or New Inventions Patents, then such party shall promptly notify the other party. ASTRA or its sublicensees shall have the initial sole right to commence an action for infringement against the third party, in its own name and/or in the name of CENTAUR, together with the right to enforce and collect any judgment thereon. If ASTRA or its sublicensee elects to exercise the right to commence an action, then CENTAUR shall, at ASTRA's request and at ASTRA's expense, assist in the prosecution of such action, including, but not limited to, consenting to being joined in such action as a voluntary plaintiff. ASTRA shall bear its own internal and external legal and other costs and expenses associated with the prosecution of the action. CENTAUR shall have the right to independently retain legal counsel and consultants, at CENTAUR's sole cost and expense, but such counsel or consultants shall not have the right to affect ASTRA's or its sublicensee(s) sole management of the prosecution of the action.

15.5 MONETARY RECOVERY - ASTRA PROSECUTION.  Any monetary recovery (whether by
     -------------------------------------
     settlement or judgment) in connection with an infringement action commenced by ASTRA or ASTRA's sublicensees shall be applied first to reimburse ASTRA and its sublicensees, if applicable, for their out-of-pocket expenses (including reasonable attorneys' fees) incurred in prosecuting such action and the expenses of CENTAUR borne by ASTRA hereunder. Any balance remaining shall be shared in the ratio of 80:20 (ASTRA:CENTAUR, respectively).

15.6 MONETARY RECOVERY - CENTAUR PROSECUTION.  Should neither ASTRA, its
     ---------------------------------------
     Affiliates nor its sublicensees take appropriate and diligent action with respect to any such infringement within three (3) months after receiving notice of any infringement or possible infringement of a CENTAUR Patent, Joint Patent or New Inventions Patents, CENTAUR shall have the right, but not the obligation, to take such action, at its own expense, in its own name, and the right to enforce and collect any judgment thereon. If the recovery exceeds CENTAUR's out-of-pocket expenses (including reasonable attorneys' fees) for prosecuting the claim, then such excess recovery shall be shared by the parties in the ratio of 80:20 (CENTAUR:ASTRA, respectively).

16.  CONFIDENTIALITY
     ---------------

16.1 TREATMENT OF CONFIDENTIALITY.  A party receiving Confidential Information
     ----------------------------
     of the other party shall maintain such Confidential Information in strict confidence and shall not disclose the Confidential Information to any third party. Furthermore, neither party shall use the Confidential Information for any purpose other than those purposes specified in this License Agreement. The parties may disclose Confidential Information to the minimum number of its employees reasonably requiring access thereto for the purposes of this License Agreement, provided, however, that prior to making such disclosures, each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such Confidential Information for any purpose other than in accordance with the terms and conditions of this License Agreement.

16.2 RELEASE FROM RESTRICTIONS. The provisions of Section 16.1 shall not apply
     -------------------------
     to any Confidential Information disclosed hereunder which is required to be disclosed by the receiving party to comply with applicable laws, or to comply with laws or regulations (including, without limitation, testing and marketing regulations), in each case only to the extent required to carry out the work contemplated by this License Agreement or other legal obligations provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

17.  TRADEMARK
     ---------

     ASTRA shall market, distribute and sell Licensed Product under trademarks selected and owned by ASTRA and to which CENTAUR shall have no reasonable objections.

18.  EXCLUSIVITY AND OPTION TO EXTEND THE LICENSE
     --------------------------------------------

18.1 RESTRICTIONS. During the Term of this License Agreement and the Supply
     ------------
     Agreement (i) neither party shall sell any products or provide any service in the Field other than Licensed Product, or conduct any research alone (excepting as provided in this Section 18.1), or with third parties or fund research by third parties in the Field, except research conducted pursuant to the Research Program, and (ii) CENTAUR shall not grant any license or sublicense in the Field of (w) CENTAUR Technology, (x) Product Know-How,
     (y) the CENTAUR Licenses in the Field, or (z) any right which would materially adversely affect ASTRA's use and enjoyment of the ASTRA License, and (iii) ASTRA will not grant any license or sublicense of any right which would materially, adversely affect CENTAUR's use and enjoyment of the CENTAUR Grant in the Field. The foregoing restrictions shall not prohibit either party from conducting research, either alone or with third parties, that has applicability outside the Field, notwithstanding that such research may also have utility in the Field. CENTAUR further acknowledges that ASTRA has, and may continue to undertake research, development and marketing of products outside the Field which may have indications for use comparable to Licensed Product.

18.2 ASTRA RIGHT OF FIRST NEGOTIATION.  ASTRA acknowledges that CENTAUR may
     --------------------------------
     undertake research, development and marketing of products outside the Field which may have indications for use comparable to Licensed Product. Notwithstanding the foregoing, CENTAUR will not enter into any agreement or collaboration with any third party with respect to the development, manufacture or sale of any substance or product outside the Field, but falling within ASTRA's strategic research areas and/or such other research areas of interest to ASTRA as set forth on Appendix 4 hereof, and as the
                                                ----------
     same may be modified from time to time by ASTRA in writing, without, in the first instance, CENTAUR providing ASTRA by written notice with a right of first negotiation with CENTAUR. ASTRA shall, within sixty (60) days of written notification from CENTAUR, either (i) waive such right of first negotiation, or (ii) enter into discussions with CENTAUR in which the parties shall diligently and in good faith seek to agree upon the terms and conditions of such agreement and/or collaboration. Should the parties not reach agreement within one hundred twenty (120) days (which period may be extended by mutual agreement of the parties), CENTAUR shall be free to enter into negotiations and/or agreements or collaborations with third parties.

19.  WARRANTY DISCLAIMER
     -------------------

19.1 DISCLAIMER BY PARTIES.  Other than with respect to the provisions of this
     ---------------------
     License Agreement and the Supply Agreement, nothing in this License Agreement shall be construed as:

        (a) CENTAUR TECHNOLOGY/PRODUCT KNOW-HOW.  A warranty or representation
            -----------------------------------
            by CENTAUR as to the validity or scope of the CENTAUR Technology or Product Know-How, other than as specifically provided to the contrary herein,

        (b) THIRD PARTY INFRINGEMENT.  A warranty or representation that
            ------------------------
            anything made, used, sold or otherwise disposed of under this License Agreement is or will be free from infringement of patents, copyrights and trademarks of third parties,

        (c) PROSECUTION.  An obligation to bring or prosecute actions or suits
            -----------
            against third parties for infringement,

        (d) USE OF NAME/TRADEMARK.  Conferring rights to use in advertising,
            ---------------------
            publicity or otherwise any trademark or the name of CENTAUR or ASTRA,

        (e) CENTAUR LIMITATION.  Granting by implication, estoppel or otherwise
            ------------------
            any licenses under (i) patents of CENTAUR other than the CENTAUR Patents, and (ii) the CENTAUR Patents and Know- How outside the Field. Except as expressly set forth in this License Agreement and/or the Supply Agreement, CENTAUR makes no representations and extends no warranties of any kind, either express or implied. There are no express or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Licensed Product will not infringe any third party patent, copyright, trademark or other rights,

        (f) ASTRA LIMITATION.  Except as expressly set forth in this License
            ----------------
            Agreement, ASTRA makes no representations and extends no warranties of any kind, either express or implied. There are no express or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Licensed Product will not infringe any patent, copyright or trademark or other rights.

20.  TERM AND TERMINATION
     --------------------
20.1 TERM. The Term of this License Agreement (the "TERM") shall commence as of
     ----
     the Effective Date. Unless sooner terminated pursuant to Section 20.2, 20.3 or 20.4, the Term shall expire at such time as ASTRA shall have no further obligation to make payments to CENTAUR on Net Sales of Licensed Product pursuant to Section 7.5.

20.2 DEFAULT. Other than as provided in Section 6.6, failure by either party to
     -------
     comply with any of its material obligations contained in this License Agreement following notice and opportunity to cure, as hereinafter provided (a "DEFAULT") shall entitle the other party to terminate this License Agreement. The non-defaulting party shall give the other party notice specifying the nature of the breach of this License Agreement and requiring it to cure. If such breach is not cured within ninety (90) days after the receipt of such notice (or one hundred twenty (120) days in event such breach cannot be reasonably expected to be cured within ninety (90) days, and the defaulting party gives notice to the other party of its inability to cure such breach within a 90-day period and the defaulting party thereafter uses reasonable efforts to cure such breach as soon as practicable, but in no event longer than one hundred twenty (120) days), the notifying party shall be entitled, without prejudice to any of its other rights under this License Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this License Agreement by giving notice to that effect to the defaulting party. The right of either party to terminate this License Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous Default.

     Notwithstanding the foregoing, and other than as provided in Section 20.3 and 20.4, a party shall not have a right to terminate this License Agreement in the event the other party pursuant to Section 22 has sought to resolve the dispute for which termination is being sought.

20.3 INSOLVENCY OR BANKRUPTCY. Either party may, in addition to any other
     ------------------------
     remedies available to it by law or in equity, terminate this License Agreement by written notice to the other party in the event (i) the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or (ii) there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or (iii) any case or proceeding shall have been commenced or some other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event or action (except where a party voluntarily takes such actions (e.g., where a party makes a bankruptcy filing)) shall have
                   ----
     continued for ninety (90) days undismissed, unbounded and undischarged (alternatively a "BANKRUPTCY"); provided, however, that no such right to terminate shall pertain solely by virtue of a voluntary reorganization for the purpose of solvent amalgamation or reconstruction.

20.4 SPECIAL TERMINATION PROVISIONS. ASTRA shall have the right to terminate
     ------------------------------
     this License Agreement partially or entirely with respect to a specific Project, at any time, for any reason, upon twelve (12) months' prior notice to CENTAUR following the second R&D Period, provided, however, that ASTRA may terminate this License Agreement with respect to a specific indication for use of SP at any time, for any reason upon twelve (12) months' prior notice to CENTAUR, although the Annual Funding shall remain the same. Should a specific Project (i.e., either SP or AP) be terminated, while the other Project remains, research funds will be reallocated to the remaining Project (or to a substitute project if such is mutually agreed upon by the parties) but at a reduced minimum Annual Funding of [*], as adjusted in accordance with Section 5. If this License Agreement is terminated with respect to only one of the Projects, the scope of the Field and other terms of this License Agreement shall be modified accordingly, including that all rights with regard to such Project or such indication or use with respect to SP as terminated, will revert to CENTAUR.

20.5 EFFECT OF TERMINATION OF LICENSE AGREEMENT.
     ------------------------------------------

        (a) EXISTING OBLIGATIONS.  Upon termination of this License Agreement
            --------------------
            for any
            reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

        (b) EXPIRATION OF TERM OR CENTAUR DEFAULT OR BANKRUPTCY.  Upon
            ---------------------------------------------------
            termination of this License Agreement (i) at the expiration of the Term, or (ii) by ASTRA as a result of (x) a Default by CENTAUR hereunder, or (y) the Bankruptcy of CENTAUR, the following provisions of this License Agreement shall survive such termination:

            Section 2.1  -  License Grant to ASTRA - ASTRA License
            Section 2.4  -  Oklahoma/Kentucky License
            Section 14.1 -  Ownership of Technology
            Section 15.3 -  Joint Patents
            Section 16   -  Confidentiality
            Section 21.12-  CENTAUR Indemnification
            Section 21.14-  Governing Law
            Section 22   -  Resolution of Disputes

        (c) EXPIRATION OF TERM OR ASTRA DEFAULT OR BREACH.  Upon termination of
            ---------------------------------------------
            this License Agreement (i) at the expiration of the Term, or (ii) by CENTAUR as a result of (x) a Default by ASTRA hereunder, or (y) the Bankruptcy of ASTRA, the following provisions of this License Agreement shall survive such termination:

            Section 2.3  -  License Grant to CENTAUR - CENTAUR Grant
            Section 14.1 -  Ownership of Technology
            Section 15.3 -  Joint Patents
            Section 16   -  Confidentiality
            Section 21.11-  ASTRA Indemnification
            Section 21.14-  Governing Law
            Section 22   -  Resolution of Disputes

21.   MISCELLANEOUS PROVISIONS
      ------------------------

21.1  NO PARTNERSHIP. Nothing in this License Agreement is intended or shall be
      --------------
      deemed to constitute a partnership, agency, employer, employee or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other.

21.2  ASSIGNMENTS. Except as otherwise provided herein, neither this License
      -----------
      Agreement nor
      any interest hereunder shall be assignable by either party by operation of law or otherwise without the prior written consent of the other; provided, however, that either party may assign this License Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this License Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder, or if the assignor disappears because of such transaction, the assignee must agree to abide by the terms and conditions of this License Agreement, provided, however, that if a third party engaged in the manufacture and/or sale of pharmaceutical products acquires in one (1) or a series of transactions more than thirty percent (30%) of the capital stock of CENTAUR entitled to vote for directors (a "TAKEOVER EVENT"), ASTRA may, at its option, within one hundred eighty (180) days following notice to ASTRA of such Takeover Event, upon twelve (12) months' prior notice to CENTAUR, cease Annual Funding, in which event ASTRA shall undertake (i) to reasonably complete the Project Work on its own, and (ii) manufacture (or have manufactured) Substance for Licensed Product for ASTRA's (and ASTRA's sublicensees) use worldwide as provided in the Supply Agreement. ASTRA will make payments pursuant to Section 7.2 and Net Sales royalty payments to CENTAUR pursuant to Section 7.3, until such time as ASTRA's obligation to pay Net Sales royalties terminates pursuant to
      Section 7.5.

21.3  FORCE MAJEURE. Neither party shall be liable to the other for loss or
      -------------
      damages or shall have any right to terminate this License Agreement for any default or delay (including, without limitation, an inability to supply Licensed Product) attributable to any act of God, earthquake, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority (including, without limitation, drug regulatory authorities) or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party providing such notice shall thereupon be excused from such of its obligations hereunder as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 21.3 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

21.4  NO TRADEMARK RIGHTS.  No right, express or implied, is granted by this
      -------------------
      License Agreement to use in any manner any trade name or trademark of CENTAUR or ASTRA in connection with the performance of this License Agreement or the exploitation of any license granted hereunder; each party may make any legally required reference to the other in connection with such manufacture or sale of Licensed Product.

21.5 PUBLIC ANNOUNCEMENTS.  Copies of press releases or similar written
     --------------------
     communications containing a party's name shall be provided to that party prior to release.

21.6 ENTIRE AGREEMENT OF THE PARTIES AND AMENDMENT.  This License Agreement and
     ---------------------------------------------
     the Supply Agreement together with the Project Work to be entered into as provided herein constitutes and contains the entire understanding and agreement of the parties, and cancel and supersede any and all prior negotiations, correspondence and understandings and agreements, whether verbal or written, between the parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this License Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the parties.

21.7 SEVERABILITY.  In the event any one or more of the provisions of this
     ------------
     License Agreement should for any reason be held by any court or authority having jurisdiction over this License Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction to the extent necessary to comply with such holding, and in all other jurisdictions this License Agreement shall not be affected; provided, however, that no such reformation shall be made if the effect of such reformation would be such as to fundamentally alter the terms of this License Agreement beyond the intent of the parties.

21.8 CAPTIONS.  The captions to this License Agreement are for convenience
     --------
     only, and are to be of no force or effect in construing or interpreting any of the provisions of this License Agreement.

21.9 NOTICE AND DELIVERY.  Any notice, requests, delivery, approval or consent
     -------------------
     required or permitted to be given under this License Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, delivered by internationally recognized courier, telegraph or sent by registered air mail letter to the party (which notice shall be considered effective when received) to whom it is directed at its address shown below, or such other address as such party shall have last given by notice to the other party.

        If to CENTAUR, addressed to:

        President and Chief Executive Officer
        Centaur Pharmaceuticals, Inc.
        484 Oakmead Parkway
        Sunnyvale CA 94086, USA

        If to ASTRA, addressed to:

        President and Chief Executive Officer
        ASTRA AB
        S-151 85 Sodertalje
        Sweden

21.10  LIMITATION OF LIABILITY.  Neither party shall be liable to the other for
       -----------------------
       indirect, incidental or consequential damages arising out of any of the terms or conditions of this License Agreement or with respect to its performance or lack thereof, except in the case of a Default resulting from any reckless and intentional breach of its material obligations hereunder.

21.11  ASTRA INDEMNIFICATION.  ASTRA shall indemnify, defend and hold CENTAUR
       ---------------------
       and each of its officers, directors, employees, agents and consultants and their respective heirs and assigns (each a "CENTAUR INDEMNITEE") harmless from and against all third party costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from (i) the development, testing, manufacture, sale, use or promotion by ASTRA, or ASTRA's sublicensees, of any Licensed Product,
       (ii) a claim of product liability with respect to a Licensed Product (including, without limitation, a cause of action in the form of tort, warranty or strict liability), (iii) arising out of any other activity carried out by ASTRA or ASTRA's sublicensees pursuant to this License Agreement, provided, however, that the CENTAUR Indemnitee gives reasonable notice to ASTRA of any such claim or action, tenders the defense of such claim or action to ASTRA and assists ASTRA, at ASTRA's expense, in defending such claim or action and does not compromise or settle such claim or action without ASTRA's prior written consent, provided, further, however, that ASTRA's indemnification of CENTAUR hereunder shall not extend to any cost, claim, suit, expense or damage which arises or results from any gross negligence or intentional misconduct of CENTAUR, or any third party for whom CENTAUR is responsible, in the manufacture of Substance for Licensed Product by CENTAUR, which results in the failure of CENTAUR to manufacture Substance for Licensed Product in accordance with the Specifications.

21.12  CENTAUR INDEMNIFICATION.  CENTAUR shall indemnify, defend and hold ASTRA
       -----------------------
       and each of its officers, directors, employees, agents and consultants (and their respective heirs and assigns) (each an "ASTRA INDEMNITEE") harmless from any gross negligence or intentional misconduct of CENTAUR, or any third party for whom CENTAUR is responsible (i) in the manufacture of Substance for Licensed Product by CENTAUR, which results in the failure of CENTAUR to manufacture Substance for Licensed Product in accordance with the Specifications, and (ii) arising out of

       CENTAUR's Co-Promote pursuant to Section 8, and provided, further, that the ASTRA Indemnitee gives reasonable notice to CENTAUR of any such claims or action, tenders the defense of such claim or action to CENTAUR and assists CENTAUR at CENTAUR's expense in defending such claim or action and does not compromise or settle such claim or action without CENTAUR's prior written consent.

21.13  REMEDIES CUMULATIVE.  Except as provided in Section 6.6, the remedies
       -------------------
       provided hereunder are cumulative and not exclusive.

21.14  GOVERNING LAW.  This License Agreement shall be governed by and construed
       -------------
       in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

22.    RESOLUTION OF DISPUTES
       ----------------------

22.1   GENERAL.  In acknowledgment of the benefit to both parties to resolve
       -------
       differences quickly and efficiently with as little disruption of each parties' business as possible, the parties agree to abide by the following provisions in connection with any dispute that should arise between the parties with respect to any matter relating to this License Agreement or the Supply Agreement, including any questions regarding the existence, validity or termination thereof.


22.2  DISPUTE RESOLUTION PROCESS.
      --------------------------

      (a) SELECTION OF ARBITRATORS.  In the event that the parties are unable to
          ------------------------
          resolve a dispute within thirty (30) days after commencement of mediation efforts by members of senior management (as described in Section 3.4), either party may submit the matter to binding arbitration in accordance with the procedures set forth in this
          Section 22.2. If a party intends to commence arbitration to resolve a dispute, such party shall provide written notice to the other party of such intention, and shall designate one arbitrator. Within ten (10) days of receipt of such notice, the other party shall designate in writing a second arbitrator. The two arbitrators so designated shall, within ten (10) days thereafter, designate a third arbitrator. The arbitrators so designated shall not be employees, consultants, officers, directors or shareholders of or otherwise associated with either party or an Affiliate of either party. Except as modified by the provisions of this Section 22, the arbitration shall be conducted in accordance with the then rules of commercial arbitration of and before the American Arbitration Association in New York, New York. The language of such arbitration shall be English and all notices and written submissions provided in such proceeding shall be in English.

      (b) WRITTEN PROPOSALS.  Within thirty (30) days after the designation of
          -----------------
          the third arbitrator, the arbitrators and the parties shall meet, at which time each party shall be required to set forth in writing the issues which need to be resolved and a proposed ruling on each such issue. Written submissions shall be limited to 30 pages of text (not including exhibits which may include copies of agreements, or extracts from books and records, but including testimony affidavits).

      (c) HEARING.  The arbitrators shall set a date for a hearing, which shall
          -------
          be no later than thirty (30) days after the submission of written proposals, to discuss each of the issues identified by the parties. Each party shall have the right to be represented by counsel. The arbitrators shall have sole discretion with regard to the admissibility of any evidence. Unless otherwise determined by unanimous agreement of the arbitrators the hearing shall be concluded in one (1) day unless the arbitrators conclude by majority vote that the hearing should be extended to avoid working an injustice to one of the parties.

      (d) RULING.  The arbitrators shall use their best efforts to rule on each
          ------
          disputed issue within thirty (30) days after the completion of the hearings described in subsection (c) above. The arbitrators shall, by majority decision, select the ruling proposed by one of the parties as the arbitrators' ruling. The arbitrators' ruling shall be, in the absence of fraud or manifest error, binding and conclusive upon both parties and may be enforced in a court of competent jurisdiction. The arbitrators may not award punitive or exemplary damages.

22.3  ARBITRATION COSTS.  The arbitrators shall be paid a reasonable fee plus
      -----------------
      expenses, which fees and expenses shall be paid as designated by the arbitrators or if the arbitrators do not so designate, such costs shall be shared equally by the parties.

22.4  ATTORNEYS' FEES/COSTS.  If any arbitration, litigation, or other legal
      ---------------------
      proceeding occurs between the parties relating to this License Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees, incurred in the proceeding.



IN WITNESS WHEREOF, this License Agreement has been duly executed as of June 26, 1995.



ASTRA AB                                CENTAUR PHARMACEUTICALS, INC.
(PUBL)

  /s/ Hakan Mogren                        /s/ Brian D. Frenzel
------------------                      ----------------------
Name: Hakan Mogren                      Name:  Brian D. Frenzel
Title: President and                    Title: President and
       Chief Executive Officer                 Chief Executive Officer

                                  APPENDIX 1
                                  ----------
                                      TO
                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                   ASTRA AB

                               SUPPLY AGREEMENT
                               ----------------



               [SEE EXHIBIT 10.14 TO THE REGISTRATION STATEMENT]

                                  APPENDIX 2
                                  ----------
                                      TO
                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                   ASTRA AB

                CENTAUR LICENSES PREVIOUSLY FURNISHED TO ASTRA
                ----------------------------------------------

        1. License Agreement dated as of July 15, 1992 by and among Oklahoma Medical Research Foundation, The University of Kentucky Research Foundation and CENTAUR

        2. Research Study Agreement dated as of February 1, 1993 by and between CENTAUR and Oklahoma Medical Research Foundation

        3. Research Study Agreement dated as of June 6, 1994 by and between CENTAUR and Oklahoma Medical Research Foundation

        4. Research Study Renewal Agreement dated as of January 1, 1995 by and between CENTAUR and Oklahoma Medical Research Foundation

        5. Research Study Agreement dated as of February 1, 1995 by and between CENTAUR and the Experimental Research Center at Lund University Hospital

                                  APPENDIX 3
                                  ----------
                                      TO
                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                   ASTRA AB



                           OKLAHOMA/KENTUCKY LICENSE
                           -------------------------

                               LICENSE AGREEMENT
                               -----------------

     This License Agreement (the "LICENSE AGREEMENT") is made and entered into as of this _____ day of June, 1995, by and among the OKLAHOMA MEDICAL RESEARCH FOUNDATION, an Oklahoma nonprofit corporation ("OMRF"), 825 N.E. 13th Street, Oklahoma City, OK 73104; THE UNIVERSITY OF KENTUCKY RESEARCH FOUNDATION, a Kentucky nonprofit corporation ("UKRF"), 120 Graham Avenue, Lexington, KY 40506-0051 (OMRF and UKRF may be hereinafter collectively referred to as "LICENSORS"); and ASTRA AB, a corporation organized and existing under the laws of Sweden ("ASTRA"), having an office at S-151 85 Sodertalje, Sweden. OMRF, URKF, Licensors and Astra may be individually referred to as a "PARTY" and collectively as the "PARTIES".

                                 RECITALS

     A. Licensors own rights in and to technology relating to compositions of and methods for using spin-trapping compounds developed or investigated by Dr. John M. Carney of UKRF and/or Dr. Robert A. Floyd of OMRF, including the Licensed Technology.

     B. Licensors, desiring and intending to have such Licensed Technology used in the public interest, entered into a License Agreement dated as of July 15, 1992 with Centaur Pharmaceuticals, Inc. ("CENTAUR"), a copy of which, together with all amendments thereto as of the date hereof, is attached as Exhibit A
                                                                  ---------
(collectively and as subsequently hereafter amended from time to time, the "CENTAUR LICENSE AGREEMENT"), providing in part for a grant of license to Centaur with respect to the Licensed Technology, with Centaur's right of sublicense.

     C. Astra and Centaur entered into a Development, License and Marketing Agreement dated as of June 26, 1995 (the "ASTRA-CENTAUR AGREEMENT") wherein Centaur granted to Astra (the "ASTRA SUBLICENSE"), pursuant to the Centaur License Agreement, certain sublicense rights in and to the Licensed Technology.

     D. UKRF and OMRF entered into Research Study Agreement(s) with Centaur dated as of December 1, 1992 and February 1, 1993, respectively, with respect to the conduct of an integrated, multi-part research program relating to the synthesis and evaluation of certain anti-oxidant compounds (collectively and as subsequently hereafter amended from time to time, the "RESEARCH AGREEMENTS"), copies of which, together with all amendments thereto as of the date hereof, are attached collectively as Exhibit B.
                         ---------

     E. Pursuant to the Astra-Centaur Agreement, Astra has agreed to provide Centaur with certain funding (the "ASTRA FUNDING") for research and development of certain aspects of the Licensed Technology.

     F. Licensors agree and acknowledge that Astra requires continued and uninterrupted right of access to and use of the Licensed Technology in order to exercise Astra's rights pursuant to the Astra Sublicense and Licensor Grant, in order to research, develop, make, have made, use and sell Licensed Products.

     G. Licensors desire that the Licensed Technology be used in the public interest and is willing to grant a license to Astra on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties agree as follows:

1.  DEFINITIONS
    -----------

    As used herein:

    1.1  "AFFILIATE" means any person, corporation or business entity that owns
          ---------
or controls Astra, is under common control with Astra or which is owned or controlled by Astra through ownership of a majority interest, directly or indirectly, of the outstanding stock eligible to vote for the Board of Directors or other similar governing body of the entity.

    1.2  "ASTRA-CENTAUR AGREEMENT" is defined in Recital C of this License
          -----------------------
Agreement.

    1.3  "ASTRA SUBLICENSE" is defined in Recital C of this License Agreement.
          ----------------

    1.4  "ASTRA'S AUDITORS" means the independent certified or chartered
          ----------------
accountants regularly employed by Astra to audit its accounts and certify its financial statements.

     1.5  "EFFECTIVE DATE" is defined in paragraph 3.3 of this License
           --------------
Agreement.

     1.6  "FDA" means the U.S. Food and Drug Administration.
           ---

     1.7  "FIRST COMMERCIAL SALE" shall mean the initial transfer by Astra, its
           ---------------------
Affiliate or Sublicensee, to an unrelated third party of Licensed Products subject to royalties hereunder for commercial use, and not for research, development or testing purposes.

     1.8  "LICENSE AGREEMENT" means this License Agreement including all
           -----------------
Exhibits and any amendments thereof.

     1.9  "LICENSED PATENTS" shall mean the United States and foreign patents,
           ----------------
and patent applications set forth below and any other United States or foreign patent applications subsequently filed by or on behalf of Licensors (or patents licensed to the Licensors with right of sublicense) which arise out of, or which are based on, the Licensed Technology:

          (a) United States Patent No. 5,025,032, titled "Phenyl Butyl Nitrone Compositions and Methods for Treatment of Oxidative Tissue Damage," issued June 18, 1991;

          (b) United States Patent No. 5,036,097, titled "Phenylbutyl Nitrone Compositions and Methods for Prevention of Gastric Ulceration," issued July 30, 1991;

          (c)  United States Patent Application No. [*];

          (d)  United States Patent Application No. [*];

          (e) United States Patent Application No. 08/173,579, titled "2,4 Disulfonyl PBN, Its Salts, and Their Use as Pharmaceuticals" issued _______________;

          (f) All patent applications and continuations-in-part contemplated by OMRF or UKRF as of the date of the Centaur License Agreement relating to compositions of and methods for using spin-trapping compounds as evidenced by documented communications between Dr. Carney and/or Dr. Floyd and Kilpatrick and Cody, patent counsel for UKRF and

               OMRF;

any and all divisions, continuations, continuations-in-part, reexaminations, reissues, extensions and foreign counterparts of these applications and patents and all patents and comparable rights that issue thereon."

    1.10  "LICENSED PROCESS" means any existing or future process which is
           ----------------
covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which the process is practiced.

    1.11  "LICENSED PRODUCT(S)" means any product or part of a product which:
           -------------------

          (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which the product or part of a product is made, used or sold,

          (b)  is manufactured using a Licensed Process, or

          (c) is used in a Licensed Process and has no substantial use except in a Licensed Process.

    1.12  "LICENSED TECHNOLOGY" means collectively the
           -------------------

          (a)  Licensed Patents, and

          (b)  Licensed Process, and

          (c) all ideas, designs, inventions, discoveries, technical information, know-how, knowledge, data, specifications, test results and other information (including but not limited to designs, technical information, know-how, knowledge, data, specifications, test results and other information previously disclosed to Centaur) relating to the subject matter of the Licensed Patents or Licensed Process (i) known to Licensors on the date of the Centaur License Agreement, or (ii) arising out of collaboration between Licensors and Centaur, whether or not pursuant to the Research Agreements.

    1.13  "LICENSED TERRITORY" means the entire world.
           ------------------

    1.14  "LICENSOR GRANT" is defined paragraph 2.1 of this License Agreement.
           --------------

    1.15  "NDA" means a New Drug Application or its equivalent under then
           ---
applicable

FDA regulations for the marketing of a human pharmaceutical Licensed Product.

     1.16  "NET SELLING PRICE" of Licensed Products means the actual cash
            -----------------
receipts of Astra or its Sublicensees and, if applicable, the value of all properties and services received in consideration of a Sale of Licensed Products, less only:

          (a) customary trade, quantity, cash discounts, or rebates actually allowed and taken,

          (b) any freight or other transportation costs, insurance charges, import/export duties, tariffs or other excise taxes separately invoiced to and paid or reimbursed by the purchaser,

          (c) returns which are accepted by Astra or its Sublicensees from unrelated purchasers in accordance with their normal practice and for which Astra or its Sublicensees give credit to such purchasers, and

          (d) sales, excise, turnover and similar use taxes and any duties and governmental charges imposed upon the production, importation, use or Sale of such Licensed Products which Astra or its Sublicensees are under a legal obligation to pay.

provided, however, that where a Sale is deemed consummated by the transfer or
--------  -------
other disposition of Licensed Products for other than a selling price stated in cash, the term "Net Selling Price" shall mean the average Net Selling Price billed by Astra or its Sublicensee, as the case may be, in consideration of the Sale of comparable Licensed Products during the three (3) month period immediately preceding such Sale, without reduction of any kind.

     1.17  "PROPRIETARY INFORMATION" is defined in paragraph 9.1 of this License
            -----------------------
Agreement.

     1.18  "RESEARCH AGREEMENTS" means collectively (i) the "Research Study
            --------------------
Agreement" dated as of December 1, 1992, between UKRF and Centaur, and (ii) the "Research Study Agreement" dated as of February 1, 1993, between OMRF and Centaur, as the same are amended to date and may be hereafter amended, extended or modified from time to time, copies of which, together with all amendments thereto as of the date hereof, are collectively attached as Exhibit B.
                                                            ---------
     1.19  "REQUIRED CONSENTS" is defined in paragraph 13.3 of this License
            -----------------
Agreement.

     1.20  "SALE"/"SOLD" means the sale, transfer, exchange or other disposition
            -----------
of

Licensed Products, excluding:
                   ---------

          (a)  transfers of Licensed Products by Astra to its Sublicensees,

          (b) transfers of Licensed Products for which Astra or its Sublicensees receives no more than nominal payment in connection with clinical testing in support of efforts to obtain regulatory approvals to sell Licensed Products in the Licensed Territory, and

          (c) all distribution of Licensed Products for promotional purposes for which Astra or its Sublicensees receives no more than nominal payment.

Sales of Licensed Products shall be deemed consummated upon the later of recognition of revenue or receipt of payment, by Astra or its Sublicensees, as the case may be, for such Sales of Licensed Products from the purchaser.

     1.21  "SUBLICENSE INITIATION FEE" means any Sublicense Fee or non-
            -------------------------
refundable advance against royalties paid or to be paid by a Sublicensee, but does not include any payment for research or other services or reimbursement of Astra's expenses.

     1.22  "SUBLICENSEES" is defined in paragraph 2.3 of this License Agreement.
            ------------

2.   GRANT OF LICENSE
     ----------------

     2.1  LICENSE.  Subject to the license retained by Licensors in paragraph
          -------
2.2 and the other terms of this License Agreement, and effective as of the date hereof, Licensors hereby grant to Astra (the "LICENSOR GRANT") an exclusive right and license (co-exclusive with Centaur), with Astra's right to sublicense, of such rights and licenses under and pursuant to the Licensed Technology, but only to the extent set forth in the Astra Sublicense granted by Centaur, to use the Licensed Technology to research, develop, make, have made, use, lease and sell and have sold Licensed Products and to practice the Licensed Processes in the Licensed Territory during the term of this License Agreement unless sooner terminated as provided in this License Agreement.

     2.2  RETAINED LICENSE.  Licensors retain the perpetual, royalty-free right
          ----------------
and license to practice the Licensed Technology solely for research and educational purposes.

     2.3  SUBLICENSES.  Astra shall have the right to sublicense the rights
          -----------
granted hereunder to third parties and Affiliates of Astra (collectively the "SUBLICENSEES") provided that Astra promptly notifies Licensors of each such Sublicense. Any such Sublicense will survive termination of this License Agreement only if Licensors approve the identity of the

Sublicensee in writing, either before or after Astra's grant of the Sublicense. Astra may request Licensors' approval of a Sublicensee at any time, and Licensors will not unreasonably withhold or delay such approval.

     2.4  SUBLICENSEE OBLIGATIONS.  All Sublicenses granted by Astra shall
          -----------------------
provide that the obligations of Astra to Licensors under Sections 5, 9, 11 and 12 of this License Agreement shall be binding upon Sublicensee as if it were a party to this License Agreement.

     2.5  SUBLICENSE COPIES AND REPORTS.  Astra shall provide to Licensors (i) a
          -----------------------------
copy of all Sublicense agreements promptly after execution, and (ii) annually, following the Effective Date, copies of all reports relating to Sales of Licensed Product received by Astra from its Sublicensees during the preceding twelve (12) month period.

     2.6  NONCASH CONSIDERATION.  If Astra receives from Sublicensees anything
          ---------------------
of value in lieu of cash payments in satisfaction of payment of obligations under the Sublicense and this License Agreement, then Astra shall determine the cash value of such consideration in good faith and shall pay Licensors based on such cash value as set forth in Section 4.

     2.7  NO IMPLIED LICENSE.  The license and rights granted in this License
          ------------------
Agreement shall not be construed to confer any rights upon Astra by implication, estoppel or otherwise as to any technology not specifically identified in this License Agreement as "Licensed Technology", nor shall it be construed to confer any rights outside the Licensed Territory.

     2.8  FIRST RIGHT OF NEGOTIATION.  Astra shall have the first right to
          --------------------------
negotiate with Licensors to obtain a license to practice any patent Licensors may acquire or file after the date of this License Agreement (other than any patent arising out of Licensed Technology which shall be deemed granted to Astra pursuant to paragraph 2.1 of the License Agreement) that relates to the subject matter of one or more Licensed Patents on such terms and conditions that Licensors and Astra may agree through negotiations in good faith. If Astra declines to exercise its right to negotiate or the parties have not entered into a License within six (6) months after Licensors notify Astra of the existence of a patent subject to this paragraph 2.8, Licensors may negotiate with and grant a License or other rights in such patent to others (a "THIRD PARTY GRANT") on terms substantially no more favorable to such other party than were last offered by Licensors to Astra. Notwithstanding the foregoing, no Third Party Grant shall diminish, reduce or modify the co-exclusive (with Centaur) right and licenses granted by Licensors to Astra set forth at paragraph 2.1 of this License Agreement.

3.   DUE DILIGENCE - EFFECTIVE DATE
     ------------------------------

     3.1  DILIGENCE.  Astra shall use its reasonable efforts throughout the term
          ---------
of this License Agreement to bring one or more Licensed Products to market through a program for exploiting the Astra Sublicense and Licensor Grant and for creating, supplying and servicing a market for Licensed Products in the Licensed Territory.

     3.2  DELIVERY.  Promptly after the date hereof and thereafter from time to
          --------
time upon reasonable notice, Licensors shall deliver to Astra (to the extent not provided to Astra by Centaur pursuant to the Astra Sublicense) all data, documentation, and other physical embodiments of the Licensed Technology together with all cooperation, assistance and access to data reasonably requested by Astra to effect transfer of the Licensed Technology and permit Astra to fully utilize the Astra Sublicense and Licensor Grant.

     3.3  EFFECTIVE DATE.  Notwithstanding the current effectiveness of the
          --------------
Licensor Grant, Astra, and its Sublicensees, covenant and agree not to use the Licensor Grant, or any right granted herein, until on and after the date (the "EFFECTIVE DATE") which is the earlier to occur of:

          (a) notification by Licensors (the "LICENSORS NOTIFICATION") that the Centaur License Agreement has been terminated, or

          (b) notification by Astra (the "ASTRA NOTIFICATION") that the Astra-Centaur Agreement has been terminated by Astra as a result of a "Default" or "Bankruptcy" of Centaur (as such terms are defined in the Astra-Centaur Agreement).

Upon the Effective Date, Astra and its Sublicensees may use and exercise the Licensor Grant in full, without further agreement or documentation being entered into by Astra or Licensors. Licensors covenant and agree that the effect, accuracy or underlying basis of the Astra Notification shall be uncontestable by Licensors. Upon termination of the Centaur License Agreement, the Licensor Grant to Astra shall be deemed exclusive.

     3.4  TERMINATION OF ASTRA FUNDING.  Any termination, cessation or
          ----------------------------
interruption of the Astra Funding shall have no affect upon Licensor Grant or Astra's rights herein.

4.  ROYALTY
    -------

     4.1  PAYMENT OF ROYALTY.  Commencing with the First Commercial Sale
          ------------------
following the Effective Date and continuing during the term of this License Agreement as set forth in paragraph 10.1 hereof, Astra agrees to pay to Licensors, in full consideration for the Licensor Grant:

          (a) A royalty equal to [*] of the Net Selling Price of Licensed Products Sold by or for Astra and its Sublicensees;

          (b) With respect to each Sublicense granted by Astra under this License Agreement, [*] of all Sublicensee
               Initiation Fees paid to Astra pursuant to such Sublicense;

          (c) in the event that Astra's total annual royalty and Sublicense payments to Licensors pursuant to the preceding paragraph 4.1(a) and (b) during the calendar year following the Effective Date and each calendar year thereafter is less than the annual minimum set forth opposite such year below (the "ANNUAL MINIMUM"), a payment to Licensors together with the annual report required in paragraph 6.3 of this License Agreement (or, if no such annual report is required, together with the quarterly report required in paragraph 6.1 of this License Agreement for the three (3) month period ending on December 31 of such calendar year) equal to the difference between such Annual Minimum and the total royalty and Sublicense payments paid to Licensors for the preceding calendar year pursuant to paragraphs 4.1(a) and (b) above:

               Calendar Year                    Annual Minimum
               -------------                    --------------

               .  First year                    [*]
               .  Second and each subsequent
                  year through the year
                    the FDA first approves
                    an NDA                              [*]
               .  Each year after the year the
                    FDA first approves an NDA   [*]


     4.2  NON-CUMULATIVE ROYALTIES.  Royalties shall be payable by Astra with
          ------------------------
respect to all of its or its Sublicensees' Sales except for Astra's resale of any products purchased from Licensors. Royalties shall not become payable at the time of Sublicense or transfer from Astra to its Sublicensees, but shall become payable only when Astra receives payment of royalties (after recovery of any prepaid royalties included in any Sublicense Initiation Fee) from its Sublicensee with respect to such Sublicensee's Sales.

     4.3  NO MULTIPLE ROYALTIES.  No multiple royalties shall be payable because
          ---------------------
any Licensed Product is covered by more than one patent within the Licensed Patents.

     4.4  DEDUCTION OF TAXES.  Any income or other tax which Astra is required
          ------------------
to withhold and pay on behalf of Licensors with respect to the royalties payable to Licensors under this License Agreement shall be deducted from such royalties prior to remittance to

Licensors; provided, however, that in regard to any tax so deducted, Astra shall
           --------  -------
give Licensors such assistance as may reasonably be necessary to enable Licensors to claim exemption therefrom. In each case, Astra shall furnish Licensors with proper evidence of the taxes so paid on its behalf.

     4.5  INTEREST.  Royalty and other payments required in this License
          --------
Agreement shall, if overdue, bear interest until payment at a per annum rate of two percent (2%) above the prime rate in effect at the Chase Manhattan Bank, N.A., New York, New York, U.S.A., on the due date, but not more than the highest rate permitted by law. The payment of such interest shall not foreclose Licensors from exercising any other rights they may have because any payment is late.

     4.6  CURRENCY CONVERSION AND DELIVERY.  All payments required in this
          --------------------------------
License Agreement shall be paid in United States dollars, delivered in accordance with paragraph 6.2 and 13.9 of this License Agreement or to such other place as Licensors may reasonably designate consistent with the applicable laws and regulations in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be at the rate in effect at the Chase Manhattan Bank, New York, New York, U.S.A., on the last business day of the calendar quarterly reporting period to which such payment(s) relate.

5.  RECORDS
    -------

     5.1  RECORDS OF SALES.  Commencing on and after the Effective Date, Astra
          ----------------
shall at all times during the term of this License Agreement and for a period of three (3) years after termination of this License Agreement keep at its principal place of business true and accurate records of all Sales subject to
Section 4 of this License Agreement in such form and manner that all royalties owed hereunder to Licensors may be readily and accurately determined. Such records shall be kept for a period of at least three (3) years after the end of the royalty period to which they pertain and shall include, but not by way of limitation, all information necessary for Astra's Auditors to prepare the reports required by Section 6 of this License Agreement.

     5.2  INSPECTION.  Commencing on and after the Effective Date, Licensors
          ----------
shall have the right, from time to time, at reasonable times during normal business hours no later than three (3) years after expiration or termination of this License Agreement and at Licensors' expense, to examine the records of Astra, at Astra's place of business, through an independent certified public accountant for the purpose of verifying the amounts owed to Licensors hereunder and the accuracy of the reports furnished by Astra under Section 6 of this License Agreement. Licensors and their accountant shall maintain the confidentiality of all confidential information obtained from examination of Astra's records and shall use such information only for the purposes of this License Agreement.

6.  REPORTS
    -------

     6.1  QUARTERLY REPORTS.  Astra shall, on and after the Effective Date,
          -----------------
prepare and deliver to Licensors within sixty (60) days after March 31, June 30, September 30 and December 31 of each year during the term of this License Agreement, a true and accurate report, giving such particulars of the business conducted by Astra and its Sublicensees during the preceding three (3) month period as is required to calculate the royalties due Licensors hereunder. Such report shall include at least the following:

          (a) the total Net Selling Price of all Licensed Products Sold by Astra and its Sublicensees during the preceding three (3) month period and for the calendar year to date,

          (b) all Sublicense Initiation Fees received from Sublicensees during the preceding three (3) month period and for the calendar year to date, and

          (c) the names and address of all new Sublicensees of Astra since the previous report.

     6.2  PAYMENTS.  With each such report delivered, Astra shall pay to
          --------
Licensors (by delivery to OMRF) all amounts due under this License Agreement. If no payments are due, Astra shall so report.

     6.3  AUDIT REPORT.  Commencing on and after the Effective Date, and within
          ------------
one hundred fifty (150) days after the end of each whole or partial fiscal year of Astra in which Licensed Products are Sold during the term of this License Agreement, Astra shall have its books and records audited by Astra's Auditors and shall direct them to prepare and submit to Licensors, certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet together with an operating statement together with an audit report thereon. Appropriate disclosure will be made in the footnotes to Astra's audited financial statements of (i) the total Sales of Licensed Products by Astra and its Sublicensees during the past year, and (ii) the amounts owed to Licensors in total at the year end balance sheet date. If such disclosure is not made in the footnotes to Astra's audited financial statements, then Astra's Auditors shall prepare a special report covering items (i) and (ii) above and submit it to Licensors.

7.  PATENT PROSECUTION
    ------------------

     7.1  LICENSED PATENTS.  Licensors shall apply for, seek prompt issuance of,
          ----------------
and maintain during the term of this License Agreement the patents, patent applications and foreign counterparts, as the case may be, included within the Licensed Patents that are
(i) specifically identified by patent number or application serial number in paragraph 1.9 of this License Agreement, or (ii) timely identified or specified by Astra by notice to Licensors. Except as provided in paragraph 7.4, the prosecution and maintenance of all patent applications, foreign counterparts and patents within the Licensed Patents shall be the primary responsibility of Licensors; provided, however, that Astra shall be afforded reasonable
           --------  -------
opportunities to advise Licensors and shall cooperate with Licensors in such prosecution and maintenance.

     7.2  LICENSORS' REIMBURSEMENT.  Except as provided in paragraph 7.4, Astra
          ------------------------
shall on and after the Effective Date reimburse Licensors for all reasonable out-of-pocket fees, costs and expenses reasonably paid or incurred by Licensors in filing, prosecuting and maintaining the Licensed Patents on a pro-rata basis with other Foundation licensees under the Licensed Technology, taking into consideration the relative value obtained by each such licensee from such patent or patent application as determined by Licensors in good faith consultation with such licensees. Astra shall, on and after the Effective Date, deliver such reimbursement to Licensors (or, if Licensors request, directly to Licensors' patent counsel) within thirty (30) days after Licensors (or Licensors' patent counsel) notify Astra from time to time of the amount of such fees, costs and expenses which have been paid or incurred by Licensors.

     7.3  PATENT ABANDONMENT.  Licensors shall, on and after the date hereof,
          ------------------
promptly advise Astra of the grant, lapse, revocation, surrender, any threatened invalidation of, or of their intention to abandon any such patent, application or foreign counterpart. If Licensors advise Astra of their intention not to pursue a patent on any Licensed Technology or to abandon any such patent, application or foreign counterpart, Astra shall have the right, at its own expense, to pursue such patent, application or foreign counterpart, in Astra's name or in Licensors' name, as Astra may determine, and all rights resulting therefrom shall vest in Astra alone.

     7.4  FOREIGN APPLICATION.  Astra shall on and after the Effective Date
          -------------------
designate each country, if any, in which Astra desires that patent application(s) corresponding to the Licensed Patents be filed. Astra shall, on and after the Effective Date, pay all costs and legal fees associated with the preparation and filing of such designated foreign patent applications, and such applications shall be in Licensors' name. Licensors may elect to file corresponding patent applications in countries other than those designated by Astra, but in that event Licensors shall be responsible for all costs associated with such non-designated filings. Licensors will notify Astra that it intends to make such filings. Astra will, on and after the Effective Date, have thirty
(30) days to decide to pay for such filings and prosecutions. If it does not decide to pay for such applications within the 30-day period, on and after the Effective Date, neither of such applications nor any patents that issue thereon shall be considered to be Licensed Patents, and Astra shall forfeit its rights under this License Agreement with respect to such applications and patents.

8.  PATENT INFRINGEMENT
    -------------------

     8.1  NOTICE OF INFRINGEMENT.  Astra shall promptly notify Licensors of any
          ----------------------
alleged infringement of the Licensed Patents and of any available evidence of such infringement.

     8.2  SUIT BY ASTRA.  Astra shall have the right, but not the obligation, to
          -------------
commence suit for any infringement of the Licensed Patents, and Licensors agree that Astra may cause Licensors to join Astra as a party to any such suit at no expense to Licensors. The total cost of any such infringement action commenced or defended solely by Astra shall be borne by Astra, and Astra shall retain any recovery or damages awarded in such action, but such recovery or damages (less the cost of such recovery, including reasonable attorneys' and experts' fees) shall be treated as Sales of Licensed Products, and Astra shall pay royalties thereon to Licensors in accordance with paragraph 4.1(a) of this License Agreement. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the written consent of Licensors, which consent shall not be unreasonably withheld. Astra shall indemnify Licensors against any order for costs or award of sanctions that may be made or entered against Licensors in such proceedings commenced or defended solely by Astra.

     8.3  SUIT BY LICENSORS.  If within six (6) months after notice by Astra to
          -----------------
Licensors, or by one of Licensors to Astra, of any alleged infringement, Astra has been unsuccessful in persuading the alleged infringer to desist and has not brought an infringement action, or if Astra notifies Licensors at any time of Astra's intention not to bring suit against an alleged infringer, then and only then, Licensors shall have the right, but not the obligation, to commence suit for such infringement at Licensors' sole expense, and Licensors may, in such suit, use the name of Astra as a nominal party. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the written consent of Astra, which consent shall not be unreasonably withheld. Astra shall not be responsible for any order for costs or awards of sanctions that may be made or entered against Astra in such proceedings.

     8.4  DEFENSE.  In the event that a declaratory judgment action alleging
          -------
invalidity, unenforceability or noninfringement of any of the Licensed Patents shall be brought against Astra, Licensors or either of them, Astra shall have the first right to defend such action; provided, however, that if Astra
                                       -----------------
determines at any time that it does not desire to defend such action, it shall promptly so advise Licensors, and Licensors shall then have the right to defend such action at Licensors' sole expense. Astra shall not be responsible for any order for costs or award of sanctions that may be made or entered against Astra in such proceedings.

     8.5  COOPERATION.  In any suit either Party may commence or defend pursuant
          -----------
to its rights under this License Agreement in order to enforce or defend the validity or enforceability of the Licensed Patents, the other Party shall, at the reasonable request and expense of the Party initiating or defending such suit, reasonably cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

9.  CONFIDENTIALITY
    ---------------

     9.1  MAINTENANCE OF CONFIDENTIALITY.  No Party shall, without the express
          ------------------------------
written consent of the other Parties to this License Agreement in advance, for any reason or at any time either during or for a period of three (3) years subsequent to the term of this License Agreement, except as otherwise provided in this paragraph 9.1, (i) use (except in the course of practicing the licenses granted in this License Agreement), or (ii) disclose (except as is necessary in the course of sublicensing, marketing or selling Licensed Products or obtaining governmental approval to do so, or as is required to be disclosed pursuant to law (provided that the receiving Party uses reasonable efforts to give the disclosing Party reasonable notice of such required disclosure) as contemplated in this License Agreement) to any person (including without limitation any director, officer or employee of a Party who is not under an obligation of confidentiality substantially similar to the obligation contained herein) the Licensed Technology or any other information relating to the Licensed Products (collectively the "PROPRIETARY INFORMATION"). This obligation of non-use and non-disclosure shall not extend to Proprietary Information:

          (a) which can be demonstrated by the receiving Party to have been within its legitimate possession prior to the time of disclosure by the disclosing Party,

          (b) which was in the public domain prior to disclosure by the disclosing Party, as evidenced by documents which were generally published prior to such disclosure,

          (c) which, after disclosure by the disclosing Party, comes into the public domain through no fault of the receiving Party, or

          (d) which is disclosed to the receiving Party by a third party having legitimate possession thereof and the unrestricted right to make such disclosure.

     9.2  PRIOR AGREEMENTS.  The provisions of this License Agreement supersede
          ----------------
and shall be substituted for any terms of any prior confidentiality agreement(s) relating to the Proprietary Information between Astra and either of the Licensors which are not consistent with this License Agreement.

10.  TERM AND TERMINATION
     --------------------

     10.1  DURATION.  Unless sooner terminated as otherwise provided in this
           --------
License Agreement, the term of this License Agreement shall commence upon the date hereof and shall continue until the later of (i) fifteen (15) years from the date hereof, or (ii) the date of expiration of the last to expire of the Licensed Patents, except that upon expiration of this License Agreement at the
                  -----------
end of such term, Astra shall automatically have a perpetual, paid-up, royalty-free license to use and sublicense Licensed Technology without restriction.

     10.2  TERMINATION.  Licensors shall have the right to terminate this
           -----------
License Agreement on the occurrence of any one or more of the following events and notice to Astra pursuant to paragraph 10.3:

          (a) failure of Astra to make any payment when due required pursuant to this License Agreement;

          (b) failure of Astra to render reports to Licensors as required by this License Agreement;

          (c)  the insolvency of Astra;

          (d) the institution of any proceeding by Astra under any bankruptcy, insolvency or moratorium law;

          (e) any assignment by Astra of substantially all of its assets for the benefit of creditors;

          (f) placement of Astra's assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved within thirty (30) days thereafter; or

          (g) the material or intentional breach by Astra of any other term of this License Agreement.

     10.3  EXERCISE.  Licensors may exercise their right of termination as
           --------
provided in paragraph 10.2, by giving Astra, its trustees, receivers or assigns, sixty (60) days prior written notice of Licensors' election to terminate this License Agreement. Upon the expiration of such period, this License Agreement shall automatically terminate unless (i) Astra has previously cured the breach or condition permitting termination under the preceding paragraph 10.2, or (ii) such breach or condition cannot reasonably be cured within sixty (60) days due to causes beyond Astra's reasonable control, Astra commences good faith efforts to cure such breach within such 60-day period and Astra does cure the breach within one hundred twenty (120) days after the expiration of such 60-day period, in which case this License Agreement shall not terminate. Such notice and termination shall not prejudice Licensors' rights to any royalties and other sums due hereunder and shall not prejudice any cause of action or claim of Licensors accrued or to accrue on account of any breach or default by Astra.

     10.4  FAILURE TO ENFORCE.  The failure of Licensors at any time, or for any
           ------------------
period of time, to enforce any of the provisions of this License Agreement shall not be construed as a waiver of such provisions or the right of Licensors thereafter to enforce each and every such provision.

     10.5  TERMINATION BY ASTRA.  Astra may terminate this License Agreement at
           --------------------
any time giving Licensors six (6) months prior written notice of Astra's election to terminate.

     10.6  EFFECT.  In the event this License Agreement is terminated prior to
           ------
its expiration for any reason whatsoever, Astra (i) shall not have any right to return of any payments of any kind theretofore made by Astra to Licensors pursuant to this License Agreement, (ii) shall return, or at Licensor's direction, destroy, all plans, drawings, papers, notes, writings and other documents, samples, organisms, biological materials and models constituting the Licensed Technology, retaining no copies, (iii) shall refrain from using or publishing any portion of the Licensed Technology as provided in Section 9 of this License Agreement, and (iv) shall cease manufacturing, processing, producing, using, selling or distributing Licensed Products; provided, however
                                                             -----------------
that Astra may continue to sell in the ordinary course of business for a period of one hundred eighty (180) days reasonable quantities of Licensed Products which are fully manufactured and in Astra's normal inventory at the date of termination if:

          (a) all monetary obligations of Astra to Licensors have been satisfied, and

          (b) royalties on such sales are paid to Licensors in the amounts and in the manner provided in this License Agreement.

Upon termination of this License Agreement, any Sublicenses granted by Astra to Sublicensees that have been approved by Licensor as contemplated by Section 2.3 and in which the Sublicensees are in full compliance, including without limitation compliance with the obligations under Section 5, 9, 11 and 12 of this License Agreement, shall continue in full force and effect with Licensors substituted in Astra's place. The provisions of Sections 9, 11 and 12 of this License Agreement shall remain in full force and effect notwithstanding any termination of this License Agreement.

11.  INDEMNIFICATION AND INSURANCE
     -----------------------------

     11.1  INDEMNIFICATION.  Other than as specifically provided elsewhere in
           ---------------
this License Agreement, Astra shall defend, indemnify, and hold harmless Licensors, The University of Kentucky, the University of Oklahoma and their officers, directors, trustees and employees and all of their heirs, executors, administrators and legal representatives ("INDEMNITEES") from and against any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and attorneys' fees) Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by reason of or in connection with any and all personal injury, economic loss and property damage caused or alleged to be caused or contributed to in whole or in part by the manufacture, use, lease, sale or sublicense of Licensed Products by Astra, whether asserted under a tort or contractual theory or any other legal theory, including but not limited to any and all claims, demands, and actions in which it is alleged that (i) an Indemnitee's negligence or representations about the Licensed Products caused any defect in their manufacture, design, labeling or performance, or (ii) any alleged infringement of any patent, trademark or copyright, caused or contributed in whole or in part to the personal injury, economic loss or property damage. Astra's obligations under this paragraph 11.1 shall survive the expiration or termination of this License Agreement for any reason. The foregoing indemnification shall not apply in the event a court of competent jurisdiction determines that such liability, demands, damages, expenses and losses, arose in whole or in part as a result of Licensors' intentional misconduct or gross negligence.

     11.2  INSURANCE.  Without limiting Astra's indemnity obligations under the
           ---------
preceding paragraph 11.1, prior to testing any compounds in humans, Astra shall obtain a liability insurance policy which:

          (a) insures Indemnitees for all claims, demands and actions mentioned in the preceding paragraph 11.1 of this License Agreement;

          (b) includes a contractual endorsement providing coverage for all such liability which may be incurred by Indemnitees in connection with this License Agreement;

          (c) requires the insurance carrier to provide Licensors with no less than thirty (30) days written notice of any change in the terms of coverage of the policy or its cancellation; and

          (d) provides Indemnitees with product liability coverage in the following amounts for the periods indicated below:


               (i) $500,000 in product liability coverage during the period in which one (1) or more Licensed Products are being used in United

                    States FDS clinical trials in human beings but no Licensed Products are approved by FDA for use in human beings;

               (ii) $2,500,000 in product liability coverage for each Licensed
                    Product approved by FDA for use in human beings;

provided that the aggregate maximum amount of product liability coverage for all
-------------
Licensed Products at any time shall not exceed $10,000,000 combined single limit for bodily injury and property damage liability, subject to a deductible of not more than $100,000 per occurrence, and provided further that Astra, at its option, may provide Licensors with a certificate of Astra's insurer substantially in the form of Exhibit C attached hereto, in lieu of naming
                             ---------
Licensors as insureds.

Astra shall maintain such liability insurance policy throughout the term of this License Agreement and for three (3) years thereafter.

     11.3  NOTICE OF CLAIMS.  Astra will promptly notify Licensors of all claims
           ----------------
involving Licensed Products.

     11.4  EVIDENCE OF INSURANCE.  Astra shall provide Licensors with copies of
           ---------------------
liability policies which comply fully with this License Agreement during the entire period Astra is required to maintain such insurance. If Astra fails at any time to maintain insurance as required in this License Agreement, Licensors may (but shall be under no obligation to) purchase their own policy providing all or any of the coverage and recover from Astra the cost thereof, which shall be payable on demand.

     11.5  INDEMNIFICATION BY ASTRA.  Astra shall indemnify and hold harmless
           ------------------------
Indemnitees against and with respect to all losses, damages, claims, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred or sustained by any of them as a result of, or arising out of, any violation, breach or nonfulfillment on the part of Astra of any representation, warranty, covenant or agreement made by Astra pursuant to this License Agreement. Licensors or Indemnities shall notify Astra in writing promptly after it or they acquire actual knowledge of any action or claim against it or them hereunder which may give rise to liability of Astra pursuant to this paragraph 11.5.
Astra may, at its own expense, through legal counsel reasonably approved by Licensors, defend or settle any such claim or action, provided that Astra posts security that is adequate in the reasonable discretion of Licensors to protect Licensors or Indemnities and provided Licensors are notified in writing of Astra's intent to so defend within ten (10) days after Astra has been notified by Licensors or such other Indemnities of such claim or action.

     11.6  CONTRIBUTION BY ASTRA.  If the indemnification provided for in the
           ---------------------
preceding
paragraph 11.5 is unavailable or insufficient to hold harmless Indemnities in respect of any of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above, then Astra shall contribute to the amount paid or payable by each such Indemnities as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Astra on the one hand and Licensors and any other Indemnities on the other from the activities from which such losses, claims, damages or liabilities arose, as well as the relative fault of Astra on the one hand and Licensors on the other in connection with the actions or inactions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

12.  MERCHANTABILITY, EXCLUSION OF WARRANTIES, LIMITATION OF DAMAGES AND
     -------------------------------------------------------------------
     WARRANTIES.
     ----------

     12.1  NO WARRANTY.  Astra has made its own evaluation of the potential
           -----------
capabilities, safety, utility and commercial application of the Licensed Technology, Licensed Products and Licensed Processes.

          ACCORDINGLY, LICENSORS MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE LICENSED TECHNOLOGY, LICENSED PRODUCTS OR LICENSED PROCESSES AND EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY OR COMMERCIAL APPLICATION OF LICENSED TECHNOLOGY, LICENSED PRODUCTS AND LICENSED PROCESSES.

     12.2  LIMITATION OF LIABILITY.  LICENSORS SHALL NOT BE LIABLE FOR ANY
           -----------------------
DIRECT, CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY ASTRA OR ANY OTHER RESULTING FROM THE USE OF THE LICENSED TECHNOLOGY, LICENSED PRODUCTS OR LICENSED PROCESSES.

     12.3  REPRESENTATIONS AND WARRANTIES OF ASTRA.  Astra hereby makes the
           ---------------------------------------
following representations and warranties to Licensors, which representations and warranties, together with all other representations and warranties of Astra in this License Agreement, are true and correct on the date hereof:

          (a) Astra is a corporation duly organized, validly existing and in good standing under the laws of Sweden and has all requisite corporate power and authority to enter into this License Agreement and perform its obligations hereunder.

          (b) Neither the execution or delivery of this License Agreement, nor the consummation of the transactions contemplated herein, will
               (i) violate or conflict with any provision of the incorporation documents or By-laws of Astra, as each may have been amended,
               (ii) with or without the giving of notice of the lapse of time or both (x) result in a breach of, or violate, or be in conflict with or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required under, any security instrument, mortgage, note, debenture, indenture, loan, lease, contract, agreement or other instrument, to which Astra is a party or by which Astra or any of Astra's properties or assets may be bound or affected, or (y) result in the loss or adverse modification of any lease, franchise, license or other contractual right or other authorization granted to or otherwise held by Astra, (iii) require the consent of any party to any such agreement or commitment to which Astra is a party or by which any of Astra's properties or assets are bound, (iv) result in the creation or imposition of any lien, claim or encumbrance upon any property or assets of Astra, or (v) require any consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or arbitrator to which Astra is subject or by which any of its properties or assets may be bound or affected.

          (c) All actions to authorize the execution and delivery of this License Agreement and the consummation of the transactions contemplated herein have been duly taken, and this License Agreement constitutes the valid and binding obligation of Astra enforceable in accordance with its terms.

          (d) There are no claims (relating to patent infringement or any other matters), actions, suits, proceedings, arbitrations or investigations pending or, to the best of Astra's knowledge, threatened, against Astra which is adversely determined would adversely affect the Licensed Technology (or the patentability thereof) or other technology practiced by Astra, or Astra's ability to enter into or carry out this License Agreement or use or license Licensed Technology.

     12.4  REPRESENTATIONS AND WARRANTIES OF OMRF.  OMRF hereby makes the
           --------------------------------------
following representations and warranties to Astra, which representations and warranties, together with all other representations and warranties of OMRF in this License Agreement, are true and correct on the date hereof:

          (a) OMRF is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to enter into this License Agreement and perform its obligations hereunder.

          (b) Neither the execution or delivery of this License Agreement, nor the consummation of the transactions contemplated herein, will
               (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of OMRF, as each may have been amended,
               (ii) require the consent of any party to any agreement or commitment to which OMRF is a party or which affects the Licensed Technology, (iii) result in the creation or imposition of any lien, claim or encumbrance upon the Licensed Technology; or (iv) require any consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or arbitrator to which OMRF is subject or by which the Licensed Technology may be affected.

          (c) All actions to authorize the execution and delivery of this License Agreement and the consummation of the transactions contemplated herein have been duly taken, and this License Agreement constitutes the valid and binding obligation of OMRF enforceable in accordance with its terms.

          (d) There are no claims (relating to patent infringement or any other matters relating to the Licensed Technology), actions, suits, proceedings, arbitrations or investigations pending or, to the best of OMRF's knowledge, threatened, against OMRF which if adversely determined would adversely affect the Licensed Technology (or the patentability thereof) or OMRF's ability to enter into or carry out this License Agreement.

          (e) OMRF represents and warrants to the best of its knowledge and belief that OMRF (together with UKRF) is the sole owner of the Licensed Technology and such is free of any lien, encumbrance, restriction, and other legal or equitable claim, apart from the possible non-exclusive rights held by the United States Government as a result of research sponsorship.

          (f) OMRF further represents and warrants that OMRF has not granted (and will not grant during the term of this License Agreement) such rights or licenses to the Licensed Technology as set forth in the Licensor Grant

               (other than to Centaur pursuant to Centaur License Agreement).

     12.5  REPRESENTATIONS AND WARRANTIES OF UKRF.  UKRF hereby makes the
           --------------------------------------
following representations and warranties to Astra, which representations and warranties, together with all other representations and warranties of UKRF in this License Agreement, are true and correct on the date hereof:

          (a) UKRF is a nonprofit corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky and has all requisite corporate power and authority to enter into this License Agreement and perform its obligations hereunder.

          (b) Neither the execution or delivery of this License Agreement, nor the consummation of the transactions contemplated herein, will
               (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of UKRF, as each may have been amended,
               (ii) require the consent of any party to any agreement or commitment to which UKRF is a party or which affects the Licensed Technology, (iii) result in the creation or imposition of any lien, claim or encumbrance upon the Licensed Technology, or (iv) require any consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or arbitrator to which UKRF is subject or by which the Licensed Technology may be affected.

          (c) All actions to authorize the execution and delivery of this License Agreement and the consummation of the transactions contemplated herein have been duly taken, and this License Agreement constitutes the valid and binding obligation of UKRF enforceable in accordance with its terms.

          (d) There are no claims (relating to patent infringement or any other matters relating to the Licensed Technology), actions, suits, proceedings, arbitrations or investigations pending or, to the best of UKRF's knowledge, threatened, against OMRF which if adversely determined would adversely affect the Licensed Technology (or the patentability thereof) or UKRF's ability to enter into or carry out this License Agreement.

          (e) UKRF represents and warrants to the best of its knowledge and belief that UKRF (together with OMRF) is the sole owner of the Licensed Technology and such is free of any lien, encumbrance, restriction, and other legal or equitable claim, apart from the possible non-exclusive rights held by the United States Government as a result of research sponsorship.

          (f) UKRF further represents and warrants that UKRF has not granted (and will not grant during the term of this License Agreement) such rights or licenses to the Licensed Technology as set forth in the Licensor Grant (other than to Centaur pursuant to Centaur License Agreement).

13.  MISCELLANEOUS AND GENERAL
     -------------------------

     13.1  EXPORT CONTROLS.  Astra acknowledges that Licensors are subject to
           ---------------
United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and that Foundation's obligations hereunder are contingent on compliance with all applicable United State export and other laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Astra that Astra shall not export data or commodities to certain foreign countries without prior approval of such agency. Licensors neither represent that a license shall not be required nor that, if required, it shall be issued.

     13.2  LEGAL COMPLIANCE.  Astra agrees that it will comply with all
           ----------------
applicable laws and regulations in relation to its manufacture, processing, producing, use, selling or distributing of Licensed Products and that it will not at any time take any action which would cause Licensors or Astra to be in violation of any of such applicable laws and regulations.

     13.3  REQUIRED CONSENTS.  Astra shall obtain any and all licensees,
           -----------------
permits, approvals or authorizations (the "REQUIRED CONSENTS") required by any governmental entity or agency having jurisdiction over the transactions contemplated by this License Agreement. Licensors shall cooperate with, and provide reasonable assistance to, Astra in obtaining the Required Consents; provided, however, that Astra shall reimburse Licensors for all of Licensor's
--------  -------
out-of-pocket expenses incurred in providing such assistance.

     13.4  INDEPENDENT CONTRACTOR.  Astra's relationship to Licensors hereunder
           ----------------------
shall be that of a license only. Astra shall not be the agent of Licensors and shall have no authority to act for or on behalf of Licensors in any matter. Persons retained by Astra as employees or agents shall not by reason thereof be deemed to be employees or agents of Licensors.

     13.5  PATENT MARKING.  Astra agrees to mark, to the extent practical, the
           --------------
Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked, to the extent practical, in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     13.6  USE OF NAMES.  No name of any Party to this License Agreement, or of
           ------------
any officer, trustee, director or employee of any Party, may be used by any Party in any manner for announcing, advertising, promoting or marketing Licensed Products or Licensed Processes unless the written permission of such Party, or the individual, as the case may be, is obtained in advance.

     13.7  INTERPRETATION.  The Parties are equally responsible for the
           --------------
preparation of this License Agreement, and in any judicial proceeding the terms hereof shall not be more strictly construed against one Party than the other.

     13.8  NOTICES.  All notices, statements and reports required or
           -------
contemplated herein by one Party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five
(5) days after the deposit in a lawful mail depository in the country of residence of the Party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:

     If to Licensors:
     ---------------

          OMRF:

               Attention:  President
               Oklahoma Medical Research Foundation
               825 N. E. 13th Street
               Oklahoma City, OK 73104
               Facsimile:  (405) 271-3980

          With a copy to:

               John S. Pratt, Esquire
               Kilpatrick & Cody
               1100 Peachtree Street
               Atlanta, GA 30309-4530
               Facsimile:  (404) 815-6555

          UKRF:

               Director
               Office of Intellectual Property
               University of Kentucky Research Foundation
               120 Graham Avenue

               Lexington, KY 40506-0051
               Facsimile:

          With a copy to:

               Office of Legal Counsel
               University of Kentucky
               2 Administration Building
               Lexington, KY 40506-0032
               Facsimile:

     If to Astra:
     -----------

               Astra AB
               S-151 85 Sodertalje
               Sweden
               Attention:  President and Chief Executive
                           Officer
               Facsimile:  011 46 85 53 29 000

     Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Parties at the addresses and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the Party giving such notice obtains acknowledgement by telex, facsimile or cable to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgement has been transmitted.

     13.9  ASSIGNMENTS AND INUREMENT.  Except as otherwise provided in this
           -------------------------
License Agreement, Astra shall not grant, transfer, convey or otherwise assign any of its rights or delegate any of its obligations under this License Agreement (except in the course of a merger, consolidation or acquisition of all or substantially all of Astra's business) without the prior written consent of Licensors, which consent shall not be unreasonably withheld or delayed, and any attempt by Astra to do so shall be of no effect; however, this License Agreement shall be assignable by each of Licensors, provided that any such assignee has agreed in writing with Astra to be bound by the terms and provisions of this License Agreement. This License Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto.

     13.10  GOVERNING LAW.  This License Agreement shall be construed, governed,
            -------------
interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

     13.11  ENTIRE AGREEMENT.  This License Agreement constitutes the entire
            ----------------
agreement between Licensors and Astra with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the Parties hereto.

     13.12  HEADINGS.  The section and paragraph headings are for convenience
            --------
only and are not part of this License Agreement.

     13.13  SEVERABILITY.  All rights and restrictions contained herein may be
            ------------
exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this License Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this License Agreement not essential to the commercial purpose of this License Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this License Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this License Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this License Agreement, this License Agreement and the rights granted herein shall terminate.

     13.14  COUNTERPARTS.  This License Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                         Licensors:
                         ---------

                         OKLAHOMA MEDICAL RESEARCH FOUNDATION



                         By:_________________________________
                           Dr. William G. Thurman, President
                           hereunto duly authorized


                         UNIVERSITY OF KENTUCKY RESEARCH
                         FOUNDATION



                         By:__________________________________


                           hereunto duly authorized


                         ASTRA:
                         -----

                         ASTRA AB
                         (publ)



                         By:__________________________________
                           Hakan Mogren, President and
                           Chief Executive Officer
                           hereunto duly authorized

                                   EXHIBIT A
                                   ---------
                                      TO
                               LICENSE AGREEMENT
                  MADE AND ENTERED INTO AS OF JUNE ___, 1995
                                 BY AND AMONG
                     OKLAHOMA MEDICAL RESEARCH FOUNDATION,
                                      AND
                THE UNIVERSITY OF KENTUCKY RESEARCH FOUNDATION
                                      AND
                                   ASTRA AB



                           CENTAUR LICENSE AGREEMENT
                           -------------------------

                                   EXHIBIT B
                                   ---------
                                      TO
                               LICENSE AGREEMENT
                  MADE AND ENTERED INTO AS OF JUNE ___, 1995
                                 BY AND AMONG
                     OKLAHOMA MEDICAL RESEARCH FOUNDATION,
                                      AND
                THE UNIVERSITY OF KENTUCKY RESEARCH FOUNDATION
                                      AND
                                   ASTRA AB



                              RESEARCH AGREEMENTS
                              -------------------

                                   EXHIBIT C
                                   ---------
                                      TO
                               LICENSE AGREEMENT
                  MADE AND ENTERED INTO AS OF JUNE ___, 1995
                                 BY AND AMONG
                     OKLAHOMA MEDICAL RESEARCH FOUNDATION,
                                      AND
                THE UNIVERSITY OF KENTUCKY RESEARCH FOUNDATION
                                      AND
                                   ASTRA AB



                          ASTRA INSURANCE CERTIFICATE
                          ---------------------------

                                  APPENDIX 4
                                  ----------
                                      TO
                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                   ASTRA AB



                        ASTRA STRATEGIC RESEARCH AREAS
                        ------------------------------


[REFERENCE TO APPENDIX 4 REPLACED IN ITS ENTIRETY BY AMENDMENT DATED OCTOBER 7, 1997 -- SEE EXHIBIT 10.15 TO THE REGISTRATION STATEMENT]

                                  APPENDIX 5
                                  ----------
                                      TO
                 DEVELOPMENT, LICENSE AND MARKETING AGREEMENT
                              DATED JUNE 26, 1995
                                    BETWEEN
                         CENTAUR PHARMACEUTICALS, INC.
                                      AND
                                   ASTRA AB



                      FIRST AMENDMENT TO CENTAUR LICENSES
                      -----------------------------------


               [SEE EXHIBIT 10.12 TO THE REGISTRATION STATEMENT]